                                                                    EXHIBIT 2.6

================================================================================


                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                              ARMOR HOLDINGS, INC.,
                             A DELAWARE CORPORATION


                             SAFARI LAND LTD., INC.,
                            A CALIFORNIA CORPORATION


                                       AND


                    MARY AND WILLIAM E. HATCH REVOCABLE TRUST
                            DATED DECEMBER 22, 1998,
             R & J HATCH SURVIVOR'S A-TRUST U/D/T DATED MAY 6, 1998,
                                WILLIAM E. HATCH,
                                ROBERT J. HATCH,
                              LISA HATCH-SCIUTO AND
                                  DAVID SCIUTO



               WITH RESPECT TO THE PURCHASE AND SALE OF ALL OF THE
                          OUTSTANDING CAPITAL STOCK OF


                              HATCH IMPORTS, INC.,
                            A CALIFORNIA CORPORATION



================================================================================



                          DATED AS OF DECEMBER 16, 2003

                               TABLE OF CONTENTS


ARTICLE I:  DEFINITIONS .......................................................1
1.1       Definitions .........................................................1
1.2       Interpretation ......................................................9
ARTICLE II :  PURCHASE OF SECURITIES; CONSIDERATION ...........................9
2.1       Purchase of Securities ..............................................9
2.2       Consideration .......................................................9
2.3       Certain Closing Adjustments and Covenants ..........................11
ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF THE SELLERS ..................13
3.1       Organization .......................................................13
3.2       Capacity; Enforceability ...........................................14
3.3       No Violation or Conflict ...........................................14
3.4       Consents of Governmental Authorities and Others ....................15
3.5       Conduct of Business ................................................15
3.6       Litigation; Disputes ...............................................16
3.7       Brokers ............................................................16
3.8       Compliance .........................................................16
3.9       Charter, Bylaws, Corporate Records, and Business Records ...........16
3.10      Capitalization of the Company ......................................17
3.11      Rights, Warrants, Options ..........................................17
3.12      Financial Statements ...............................................18
3.13      Absence of Undisclosed Liabilities .................................18
3.14      Title to Securities ................................................18
3.15      Title to and Condition of Personal Property ........................18
3.16      Real Property ......................................................19
3.17      Insurance ..........................................................20
3.18      Governmental Authorizations ........................................21
3.19      Intellectual Property Rights .......................................21
3.20      Major Customers and Suppliers; Supplies ............................24
3.21      Related Parties ....................................................24
3.22      List of Accounts and Proxies .......................................25
3.23      Employees and Agents; Employee Policies, Manuals, etc ..............25
3.24      Labor Relations ....................................................25
3.25      Employment Agreements and Employee Benefit Plans ...................26
3.26      Tax Matters ........................................................28
3.27      Material Agreements ................................................29
3.28      Guaranties .........................................................31
3.29      Products ...........................................................31
3.30      Environmental and Safety Matters ...................................32
3.31      Accounts Receivable and Notes Receivable ...........................33
3.32      Accounts and Notes Payable .........................................33
3.33      Inventory Valuation ................................................34
3.34      No Material Adverse Change .........................................34
3.35      Absence of Certain Business Practices ..............................34
3.36      Insolvency .........................................................34
3.37      FIRPTA .............................................................35
3.38      Disclosure .........................................................35
ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF AHI AND THE PURCHASER .........35
4.1       Organization; Standing and Power ...................................35
4.2       Authorization; Enforceability ......................................35
4.3       No Violation or Conflict ...........................................35
4.4       Brokers ............................................................36
4.5       Investment Intent ..................................................36

ARTICLE V:  ADDITIONAL AGREEMENTS ............................................36
5.1       Survival of Representations and Warranties .........................36
5.2       Investigation ......................................................36
5.3       Indemnification ....................................................36
5.4       Taxes ..............................................................43
5.5       Accounts Receivable ................................................46
5.6       Distribution of Excluded Assets; Termination of Certain
            Liabilities ......................................................47
5.7       Lease Termination; Post-Closing Use of Facility ....................47
ARTICLE VI  CLOSING; CLOSING DELIVERIES ......................................48
6.1       Closing; Effective Date ............................................48
6.2       Closing Date Deliveries by the Sellers and the Company .............48
6.3       Closing Date Deliveries by AHI and/or the Purchaser ................50
ARTICLE VII  ADDITIONAL COVENANTS ............................................50
7.1       General Confidentiality ............................................50
7.2       Non-competition, Non-disparagement, and Non-interference ...........51
7.3       Continuing Obligations; Equitable Remedies .........................52
7.4       Notification .......................................................53
ARTICLE VIII  MISCELLANEOUS ..................................................53
8.1       Notices ............................................................53
8.2       Entire Agreement ...................................................54
8.3       Binding Effect .....................................................54
8.4       Knowledge of the Parties ...........................................54
8.5       Assignment .........................................................54
8.6       Waiver and Amendment ...............................................54
8.7       No Third Party Beneficiary .........................................54
8.8       Severability .......................................................55
8.9       Expenses ...........................................................55
8.10      Headings ...........................................................55
8.11      Counterparts .......................................................55
8.12      Time of the Essence ................................................55
8.13      Injunctive Relief ..................................................55
8.14      Remedies Cumulative ................................................55
8.15      Governing Law ......................................................56
8.16      Jurisdiction and Venue .............................................56
8.17      Participation of Parties ...........................................56
8.18      Further Assurances .................................................56
8.19      Publicity ..........................................................56

EXHIBITS


   Exhibit              Description
   -------              -----------

   Exhibit A            Estimated Closing Date Balance Sheet
   Exhibit B            Legal Opinion of Counsel for Seller
   Exhibit C            Lisa Hatch-Sciuto Employment Agreement
   Exhibit D            William Hatch Employment Agreement
   Exhibit E            Robert Hatch Consulting Agreement
   Exhibits F(i)-(vi)   Seller Releases
   Exhibit G            Lease Termination Agreement
   Exhibit H            New Facility Lease
   Exhibit I (i)-(iv)   Spousal Consents
   Exhibit J            Pension Plan Waiver

SCHEDULES

   Schedule             Description
   --------             -----------

   1.1(a)               Detail of Assets and Liabilities of Excluded Business
   1.1(b)               Prerequisite for Release of Holdback Amount
   2.2(a)(i)            Payment of Closing Date Payoff Amount
   2.2(a)(ii)           Payment of Post Closing Payoff Amount
   2.2(b)               Payment of Initial Cash Consideration
   2.2(c)               Payment of Holdback Amount
   3.1                  Organization; Investments
   3.5                  Conduct of Business
   3.6                  Litigation and Disputes
   3.10                 Outstanding Company Capital Stock
   3.12                 Certain Liabilities
   3.13                 Undisclosed Liabilities
   3.14                 Title to Securities
   3.15(a)              Company Personal Property
   3.15(c)              Third Party Assets
   3.15(d)              Location of Assets
   3.16                 Leased Property
   3.17                 Insurance
   3.18                 Governmental Authorizations
   3.19                 Intellectual Property
   3.20                 Major Customers & Suppliers
   3.21                 Related Parties
   3.22                 List of Accounts and Proxies
   3.23(a)              Employee and Agent Information
   3.23(b)              Employee Policies, Manuals, Etc.
   3.24                 Labor Relations
   3.25                 Employment Agreements and Plans
   3.27                 Material Agreements
   3.28                 Guaranties
   3.31                 Accounts and Notes Receivable
   3.34                 Material Adverse Change

   5.3(a)(ix)           Indemnification of Certain Intellectual Property Matters
   5.5                  Certain Accounts Receivable
   5.6(a)               Excluded Liabilities

ATTACHMENTS

   Attachment           Description
   ----------           -----------
   3.6                  Gimbel Settlement Agreement
   3.8                  Reports of Inspections
   3.12                 Financial Statements
   3.15(d)              Location of Company Tangible Property
   3.16                 Oxnard Lease
   3.23(b)              Employee Handbook
   3.27(a)              Form of Vendor Manufacturing Services Agreement
   3.27(b)              Terms of Company Invoice
   3.27(c)              Form of Employee Non-Disclosure Agreement
   3.31(a)              Accounts and Notes Receivable - Trade
   3.31(b)              Accounts and Notes Receivable - Other
   3.31(c)              Accounts and Notes Receivable -- Excluded Business
   3.32(a)              Accounts and Notes Payable- Trade
   3.32(b)              Accounts and Notes Payable- Excluded Business

     STOCK PURCHASE AGREEMENT dated as of December 16, 2003, by and among ARMOR HOLDINGS, INC., a Delaware corporation ("AHI"); SAFARI LAND LTD., INC., a California corporation and a wholly-owned indirect subsidiary of AHI (the "Purchaser"); MARY AND WILLIAM E. HATCH REVOCABLE TRUST DATED DECEMBER 22, 1998 (the "William Hatch Trust"), R & J HATCH SURVIVOR'S A-TRUST U/D/T DATED MAY 6, 1998 (the "Robert Hatch Trust"), LISA HATCH-SCIUTO, DAVID SCIUTO (collectively the "Shareholders"); AND ROBERT J. HATCH AND WILLIAM HATCH (collectively the "Executives"). The Executives and the Shareholders are collectively referred to herein as the "Sellers".

                                    PREAMBLE

     WHEREAS, the Sellers collectively own and/or control all of the outstanding capital stock of Hatch Imports, Inc., a California corporation (the "Company");

     WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to acquire, on the terms and subject to the conditions set forth in this Agreement, all of the issued and outstanding capital stock of the Company;

     WHEREAS, the Executives will directly and indirectly benefit from the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Definitions. In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below and shall be applicable to both the singular and the plural versions thereof:

     "Accountant's Report" shall have the meaning set forth in Section 2.3(c).

     "Affiliate" shall mean with respect to a specified Person, any other Person which directly or indirectly, whether through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

     "Agreement" shall mean this Stock Purchase Agreement together with all exhibits, attachments and schedules referred to herein.

     "AHI" shall have the meaning set forth in the first paragraph of this Agreement.

     "AHI Companies" shall have the meaning set forth in Section 7.1.

     "Applicable Law" shall mean, with respect to any Person, any international, national, regional, state or local treaty, statute, law, ordinance, rule, administrative action, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority and any requirements imposed by common law or case law, applicable to such Person or any of its properties, assets, officers, directors, employees, consultants or agents (in connection with their activities on behalf of such Person or any of its Affiliates). Applicable Law includes, without limitation, Environmental and Safety Requirements, and state and local zoning and building laws.

     "AR Deadline" shall have the meaning set forth in Section 5.5(a).

     "CERCLA" shall have the meaning set forth in Section 3.30(d).

     "Closing" shall have the meaning set forth in Section 6.1.

     "Closing Date" shall mean the date that the Closing takes place.

     "Closing Date Balance Sheet" shall have the meaning set forth in Section 2.3(a).

     "Closing Date Payoff Amount" shall have the meaning set forth in Section 2.2(a).

     "Closing Date Receivables" shall have the meaning set forth in Section 5.5(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor law.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Company Capital Stock" shall have the meaning set forth in Section 3.10.

     "Company Intellectual Property" shall have the meaning set forth in Section 3.19(a).

     "Company Tangible Property" shall have the meaning set forth in Section 3.15(a).

     "Competitive Business" means (i) the development, manufacture, marketing, sale and distribution of equipment and products intended for government, law enforcement, correctional, military, security, safety, hunting, shooting, and first responder use, including, without limitation, concealable and tactical body armor, hard armor, duty gear, less-lethal munitions, anti-riot products, police batons, emergency lighting products, forensic products, firearms accessories and weapon maintenance products, and future applications of such equipment and products; (ii) the development, manufacture, marketing, sale and distribution of equipment and products described in (i) above for recreational and sporting use; and (iii) the development, manufacture, marketing, sale and distribution of gloves, hand apparel, protective gear, gear bags, goggles and the other products and equipment that the Company currently develops, manufactures, markets, sells, and distributes except for products relating to the Excluded Business.

     "Consulting Agreement" shall have the meaning set forth in Section 6.2(d).

     "Employee Benefit Plan" shall have the meaning ascribed to such term in
Section 3(3) of ERISA.

     "Employment Agreements" shall have the meaning set forth in Section 6.2(c).

     "Encumbrance" shall mean any claim, lien, charge, security interest, pledge, mortgage, or any other encumbrance of any kind or nature.

     "Environmental Lien" shall have the meaning set forth in Section 3.30(a).

     "Environmental and Safety Requirements" shall have the meaning set forth in
Section 3.30(a).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1973, as amended.

     "Estimated Closing Date Balance Sheet" shall have the meaning set forth in
Section 2.3(a).

     "Excluded Business" shall mean all assets and liabilities associated with the business (present and historic) of the Company relating to the import, sale and distribution of hardware products including, without limitation, nuts, bolts, washers and electrical tape, together with all associated assets and liabilities including, but not limited to, accounts receivable, fixed assets, accounts payable and indebtedness (including the Nissan Motor Agreement), together with all automobiles, whether leased or owned, of the Company, all as set forth on Schedule 1.1(a) hereto.

     "Excluded Liabilities" shall have the meaning set forth in Section 5.6(a).

     "Excluded Net Worth" shall mean balances on the books of the Company for the Excluded Business, Intangibles, Investments, inter-company receivables, accounts receivable from employees, stockholders and Affiliates of the Company, and prepaid expenses to the extent not for the benefit of the Purchaser.

     "Executives" shall have the meaning set forth in the first paragraph of this Agreement.

     "Facility" shall mean the property and plant leased by the Company that is located at 1600 Emerson Avenue, Oxnard, CA 93033.

     "Final Determination" shall have the meaning set forth in Section
5.3(c)(iv).

     "Financial Statements" shall mean (a) the balance sheets of the Company as of September 30, 2003, 2002 and 2001, together with the related statements of income and cash flows for the years then ended, as reviewed by Bratton, McMorrow & Kearney, LLP or, in the case of the balance sheet dated September 30, 2003, and related statements of income and cash flow for the years then ended, as reviewed by Fishman, Block and Diamond, LLP; and (b) the balance sheets of the Company as of October 31, 2003, and November 30, 2003, together with the related statements of income and cash flows for the months then ended.

     "GAAP" shall mean United States generally accepted accounting principles consistently applied with prior periods.

     "Governmental Authority" shall mean any domestic, international, foreign, national, multinational, territorial, regional, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission or tribunal or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing or any arbitrator or mediator.

     "Governmental Contracts" shall have the meaning set forth in Section 3.27.

     "Governmental Authorizations" shall have the meaning given such term in
Section 3.18.

     "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person with respect to any indebtedness or other obligations of any other Person that have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

     "Holdback Amount" shall have the meaning set forth in Section 2.2(a)(iii).

     "Holdback Release Date" shall be the later to occur of (i) April 30, 2005 and (ii) the date that the conditions set forth on Schedule 1.1(b) have been satisfied.

     "Indemnified Party" shall have the meaning set forth in Section 5.3(c).

     "Indemnifying Party" shall have the meaning set forth in Section 5.3(c).

     "Initial Cash Consideration" shall have the meaning set forth in Section 2.2(a)(i).

     "Insurance Organizations" shall have the meaning set forth in Section 3.16(d).

     "Intangibles" shall mean all intangible assets of the Company as determined in accordance with GAAP, consistently applied, including without limitation all goodwill, Patents, Trademarks, Copyrights and other applicable Intellectual Property of the Company.

     "Intellectual Property" shall mean any United States, foreign, international and state patents and patent applications, and continuations, reissues, divisions, or disclosures relating thereto, industrial design registrations, inventions, certificates of invention and utility models (collectively, "Patents"); trademarks, service marks, and trademark or service mark registrations and applications (collectively, "Trademarks"), trade names, trade dress, fictitious names, assumed names, logos, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing; Internet domain names; copyrights, copyright registrations, renewals and applications for copyright registrations, and mask works (collectively, "Copyrights"); Software, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies (collectively, "Trade Secrets"); rights of privacy and publicity, including but not limited to, the names, likenesses, voices and biographical information of real persons (but excluding (i) the name "Hatch" to the extent not set forth on Schedule 3.19, and (ii) the likenesses, voices and biographical information of Sellers (a) to the extent not set forth on Schedule 3.19 and (b) to the extent that they are not embodied in materials, whether written, electronic or otherwise, existing on the date hereof to the extent that the Company has rights in such materials, and (iii) all license agreements and other agreements granting rights relating to any of the foregoing).

     "Investments" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (other than trade credit in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the Person shares profits and losses or (ii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement described hereby; provided, that no commission paid by the Company in the ordinary course of business to its distributors or sales representatives shall be deemed to be an Investment solely as a result of such payment being made.

     "knowledge", whether capitalized or lower case, when used with respect to the Company or the Sellers, shall mean the knowledge of any of the Sellers, after due inquiry including, without limitation, due inquiry of Everett Smith, Richard Wilde and Levi Aubrey with respect to the representations and warranties set forth in Sections 3.1, 3.3, 3.4, 3.5, 3.6, 3.8, 3.12 (solely with respect to the review of the balance sheets of the Company as of November 30, 2003, together with the related statements of income and cash flows for the month then ended as set forth on Attachment 3.12 hereto), 3.13, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20, 3.21, 3.24, 3.27, 3.28, 3.29, 3.30, 3.31, 3.32, 3.33, 3.34, and
3.35.

     "Leased Property" shall have the meaning set forth in Section 3.16(a).

     "Lease" shall have the meaning set forth in Section 3.16(a).

     "Lease Termination Agreement" shall have the meaning set forth in Section 6.2(h).

     "Legal Opinion" shall mean an opinion letter from Spolin, Silverman, Cohen & Bartlett LLP, counsel to the Sellers, addressed to the Purchaser and AHI, in substantially the form attached hereto as Exhibit B.

     "Liabilities" shall have the meaning set forth in Section 3.13.

     "Litigation" shall have the meaning set forth in Section 3.6.

     "Losses" shall have the meaning set forth in Section 5.3(a).

     "Material Agreements" shall have the meaning set forth in Section 3.27.

     "Material Adverse Change" or "Material Adverse Effect" shall mean any change, event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of the Company, taken as a whole.

     "New Facility Lease" shall mean the lease dated as of even date herewith for the property and plant leased by the Company that is located at 1600 Emerson Avenue, Oxnard, CA 93033, a copy of which is attached hereto as Exhibit H.

     "Pension Plan Deficit Amount" shall mean the aggregate amount of Liabilities of the Pension Plan as set forth on the most recent Pension Plan Liability Statement less the aggregate amount of assets of the Pension Plan as set forth on the most recent Pension Plan Asset Statement. If the Pension Plan Termination Date shall occur on or prior to the Holdback Release Date, the Pension Plan Deficit Amount shall equal zero.

     "Pension Plan" shall mean the pension plan of the Company known as the "Hatch Imports, Inc. Defined Benefit Pension Plan and Trust" or any successor plan, trust or account.

     "Pension Plan Asset Statement" shall mean the last monthly statement detailing the assets of the Pension Plan from the professional investment advisor of the Pension Plan (which shall in no event be dated more than thirty prior to the Holdback Release Date) in form reasonably acceptable to AHI.

     "Pension Plan Liability Statement" shall mean the liabilities of the Pension Plan as set forth on the annual report of the actuaries for the most recently ended fiscal year of the Pension Plan in form reasonably acceptable to AHI.

     "Pension Plan Termination Date" shall mean two business days after AHI has received either (a) a copy of a favorable letter from the Internal Revenue Service as to the termination of the Plan indicating that there is no unfunded pension plan liabilities, or (b) such other written evidence of the termination of the Pension Plan (and all Liabilities thereunder) that AHI shall determine to be sufficient in its sole discretion.

     "Person" whether or not capitalized, shall mean any natural person, corporation, unincorporated organization, partnership, limited liability company, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

     "Post-Closing Consideration" shall have the meaning set forth in Section 2.2(a)(ii).

     "Post-Closing Settlement" shall have the meaning set forth in Section
2.3(e).

     "Product" shall have the meaning set forth in Section 3.29(a).

     "Product Liability Indemnification" shall have the meaning set forth in
Section 5.3(d)(ii).

     "Purchaser Ancillary Documents" shall mean the Consulting Agreement, the Employment Agreements, the New Facility Lease, and each other agreement and document contemplated hereby to be executed by the Purchaser or AHI.

     "Purchaser Indemnified Parties" shall have the meaning set forth in Section 5.3(a).

     "Purchaser Indemnification Threshold" shall have the meaning set forth in
Section 5.3(d).

     "Purchase Price" shall have the meaning set forth in Section 2.2(a) hereof.

     "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

     "Receivables" shall have the meaning set forth in Section 3.31.

     "Related Costs" shall have the meaning set forth in Section 5.4(a).

     "Related Party" shall have the meaning set forth in Section 3.21.

     "Release" shall have the meaning set forth in Section 3.30(a).

     "Retained Holdback Amount" shall mean the lesser of (a) the Tax Holdback Amount plus the Pension Plan Deficit Amount and (b) $2,000,000 less any amounts that are set-off against the Holdback Amount by Purchaser on or prior to the Holdback Release Date pursuant to the terms of this Agreement.

     "Retained Holdback Balance Amount" shall mean the Retained Holdback Amount less the Tax Holdback Amount less any amounts that are set-off against the Retained Holdback Amount on or prior to the Pension Plan Termination Date pursuant to the terms of this Agreement.

     "Right of Set-Off" shall have the meaning set forth in Section 2.2(c).

     "Robert Hatch Trust Agreement" shall have the meaning set forth in Section 3.2(b).

     "Securities" shall mean the Company Capital Stock.

     "Seller Ancillary Documents" shall mean the Consulting Agreement, the Employment Agreements, the Lease Termination Agreement, the New Facility Lease, the

Seller Releases, the Seller Spousal Consents, the Pension Plan Waivers and each other agreement and document contemplated hereby to be executed by any of the Sellers or Persons under their control.

     "Seller Indemnification Threshold" shall have the meaning set forth in
Section 5.3(d)(v).

     "Sellers" shall have the meaning set forth in the first paragraph of this Agreement.

     "Seller Releases" shall have the meaning set forth in Section 6.2(e).

     "Seller Indemnified Parties" shall have the meaning set forth in Section 5.3(b).

     "Shareholders" shall have the meaning set forth in the first paragraph of this Agreement.

     "Software" shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form, (ii) databases, compilations, and any other electronic data files, including any and all collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts, technical and functional specifications, and other work product used to design, plan, organize, develop, test, troubleshoot and maintain any of the foregoing, (iv) without limitation to the foregoing, the software technology supporting any functionality contained on the Internet site(s), of the Company, (v) all computer-aided design software, including the underlying data, and (vi) all documentation, including technical, end-user, training and troubleshooting manuals and materials, relating to any of the foregoing.

     "Straddle Returns" shall have the meaning set forth in Section 5.4(d).

     "Subsidiary" of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of at least fifty percent (50%), or which is controlled, directly or indirectly, by such Person.

     "Tangible Net Worth" shall mean the book value, determined in accordance with GAAP, of the total assets of the Company excluding the Excluded Business and the Excluded Net Worth.

     "Tax Group" shall have the meaning set forth in Section 3.26.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Holdback Amount" means an amount equal to $100,000 less any amounts that are set-off against the Tax Holdback Amount by Purchaser on or prior to the Tax Holdback Release Date pursuant to the terms of this Agreement.

     "Tax Holdback Release Date" shall be the later of (i) June 16, 2006, or
(ii) three years and two business days after the later of (a) the date on which the Company filed its U.S. federal income tax return for its fiscal year ending September 30, 2002 or (b) any amendment thereto.

     "USRPHC" shall have the meaning set forth in Section 3.26(f).

     "William Hatch Trust Agreement" shall have the meaning set forth in Section 3.2(b).


     1.2 Interpretation. For purposes of this Agreement, (i) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation", (ii) the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole, including the exhibits, schedules and attachments referred to herein or attached hereto, (iii) the use of any gender shall be construed to include all other genders, unless the context clearly indicates that less than all the genders is intended; and
(iv) the use of the singular or of the plural shall be construed to include both the singular and the plural unless the context clearly indicates that only the singular or only the plural is intended. References herein to Articles, Sections, Exhibits, Schedules and Attachments mean the Articles and Sections of, and the Exhibits, Schedules and Attachments attached to, this Agreement.


                                   ARTICLE II
                      PURCHASE OF SECURITIES; CONSIDERATION

     2.1 Purchase of Securities. Subject to the terms and conditions set forth herein, on the Closing Date, the Sellers shall sell to the Purchaser, and the Purchaser shall purchase from the Sellers, all of Sellers' right, title and interest in and to the Securities, which shall constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company. At the Closing, the Sellers shall deliver to Purchaser all of the certificates representing all of the outstanding Securities together with stock powers separate from the certificates duly executed by the Sellers in blank and sufficient to convey to Purchaser good and marketable title to all of the outstanding Securities free and clear of any and all Encumbrances of any nature whatsoever together with all accrued benefits and rights attaching thereto.

     2.2 Consideration. (a) Subject to adjustment as set forth in Sections 2.3, the aggregate purchase price (the "Purchase Price") for all of the outstanding Securities is an amount equal to (x) $9,950,000 less (y) the aggregate amount of liabilities and indebtedness owing to those creditors of the Company set forth on Schedule 2.2(a)(i) hereto (the "Closing Date Payoff Amount") less (z) the aggregate amount of liabilities and indebtedness owing to those creditors of the Company set forth on Schedule 2.2(a)(ii) hereto (the "Post Closing Payoff Amount"). The Closing Date Payoff Amount shall be paid in full at Closing by Purchaser pursuant to wire transfer in the amounts and to the creditors and accounts set forth on Schedule 2.2(a)(i). The

Post Closing Payoff Amount shall be paid in full one day after Closing by Purchaser pursuant to wire transfer in the amount and to the creditor and account set forth on Schedule 2.2(a)(ii). The Purchase Price shall be payable by Purchaser to or on behalf of the Shareholders as follows:

     (i) subject to reduction pursuant to Section 2.3 hereof, an amount equal to the difference between the Purchase Price and an amount equal to $2,000,000, payable in cash and delivered at the Closing pursuant to wire transfers in the amounts and to the parties and accounts set forth on Schedule 2.2(b) hereto (the "Initial Cash Consideration"); and

     (ii) subject to (a) the Right of Set-Off, (b) the other terms of this Agreement and (c) either (I) receipt by Purchaser and AHI from the Sellers of both the Pension Plan Asset Statement and the Pension Plan Liability Statement or (II) the occurrence of the Pension Plan Termination Date, an amount equal to $2,000,000 (the "Holdback Amount") less the Retained Holdback Amount, payable in cash and delivered on the Holdback Release Date; and

     (iii) subject to the Right of Set-Off and the other terms of this Agreement, that portion of the Retained Holdback Amount representing the lesser of (a) the Pension Plan Deficit Amount and
             (b) the Retained Holdback Balance Amount, payable in cash on the Pension Plan Termination Date; and

     (iv) subject to the Right of Set-Off and the other terms of this Agreement, that portion of the Retained Holdback Amount representing the Tax Holdback Amount, payable in cash on the Tax Holdback Release Date.

         (b) All amounts to be paid to Sellers pursuant to Sections 2.2(a)(ii), 2.2(a)(iii) and 2.2(a)(iv) shall be paid in each instance in such percentages as set forth on Schedule 2.2(c) hereto pursuant to written wire transfer instructions to be provided by the Sellers to Purchaser at least two (2) business days prior to the Holdback Release Date, the Pension Plan Termination Date, or the Tax Holdback Release Date, as the case may be; provided, that at the joint written direction of all of the Sellers on or prior to the Holdback Release Date, the Pension Plan Termination Date, or the Tax Holdback Release Date, as the case may be, the Sellers may reallocate the percentages set forth on Schedule 2.2(c) with respect to any such payments to be made so long as one hundred percent of such amount payable is paid to or on behalf of the Sellers at the time of each such payment.

         (c) In order to secure the obligations of the Sellers hereunder, including, without limitation, the obligations of the Sellers regarding the Tangible Net Worth of the Company and its representations, warranties, agreements and covenants, the Purchaser shall retain and hold the Holdback Amount until the Holdback Release Date, without interest. The Holdback Amount less the Retained Holdback Amount, will be released to the Sellers, net of any and all set-offs taken by the Purchaser in accordance with Section 5.3(e) hereof (the "Right of Set-off"), on the Holdback Release Date. Commencing on the Holdback Release Date (a) in order to secure the obligations of the Sellers pursuant to Section 5.3(a)(v) hereof, AHI shall retain the Tax Holdback Amount until the Tax Holdback Release Date and the Tax Holdback

Amount will be released to the Sellers, net of any and all set-offs taken by the Purchaser in accordance with the Right of Set-off, on the Tax Holdback Release Date, and (b) in order to secure the obligations of the Sellers pursuant to
Section 5.3(a)(vi) hereof, AHI shall retain the greater of (I) the Pension Plan Deficit Amount and (II) the Retained Holdback Balance Amount until the Pension Plan Termination Date, and the Retained Holdback Balance Amount shall be released to the Sellers, net of any and all set-offs taken by the Purchaser in accordance with the Right of Set-off, on the Pension Plan Termination Date.

         (d) The Post Closing Consideration, the Holdback Amount, the Retained Holdback Amount, the Tax Holdback Amount and the Retained Holdback Balance Amount shall each be a general unsecured liability of the Purchaser and shall not constitute a lien upon any particular funds or other assets of the Purchaser or AHI.

     2.3 Certain Closing Adjustments and Covenants.

         (a) Sellers are providing herewith an unaudited balance sheet of the Company as of the Closing Date, prepared in accordance with GAAP, consistent with the Financial Statements, as reasonably estimated in good faith by the Sellers through the Closing Date adjusted to account for all activity in the ordinary course of business (the "Estimated Closing Date Balance Sheet"), a copy of which is attached as Exhibit A. Within ten (10) business days after the Closing the Sellers shall provide AHI with a final unaudited balance sheet dated as of the Closing Date (the "Closing Date Balance Sheet") setting forth the actual financial position of the Company as of such date, prepared in accordance with GAAP consistent with the Estimated Closing Date Balance Sheet and the Financial Statements. The Estimated Closing Date Balance Sheet and the Closing Date Balance Sheet shall not reflect the assets or liabilities of the Excluded Business. Within ten (10) business days after the Closing, and in connection with the preparation of the Closing Date Balance Sheet, the Sellers shall (a) conduct a physical count of the Company's inventory and other physical assets as of the Closing Date, which shall be attended by the Purchaser and/or its representatives, and the Purchaser and its accountants and other representatives shall be afforded access to the work papers and other records of the Sellers and their accountants, and (b) for all inventory and assets of the Company not located at the Facility (including, without limitation, suppliers and shippers, in Pakistan, Taiwan, Hong Kong, or Korea), or at any other location other than the Leased Property, cause such third parties to provide written confirmation of the amount and type of such inventory in form reasonably acceptable to Purchaser and Seller and/or their respective representatives. Sellers shall maintain and keep records, and cause the suppliers of the Company to maintain and keep records, of all inventory transferred, sold or otherwise disposed of during the period between the Closing Date and the completion of the counts to be taken, and the receipt of each of the third party confirmations to be delivered, pursuant to this Section 2.3(a). The results of such count and third party confirmations shall be used in connection with determining the value of such assets as of the Closing Date for use in calculating the Tangible Net Worth on the Closing Date Balance Sheet. If the Tangible Net Worth as set forth on (i) the Estimated Closing Date Balance Sheet, or (ii) the Closing Date Balance Sheet, is less than $3,750,000, then the Purchase Price shall be reduced dollar-for-dollar by the amount of such deficiency, and the Purchaser shall set-off such deficiency against the Initial Cash Consideration (in the case of a deficiency set forth in the Estimated Closing Date Balance Sheet) and/or the Holdback Amount (in the case of a deficiency set forth in the Closing Date Balance Sheet). If the Tangible Net Worth is in excess of $3,750,000, no adjustment in favor of the Sellers shall be made. If the Closing Date Balance Sheet shows less deficiency in Tangible Net Worth than that set forth on the Estimated Closing Date Balance Sheet, Purchaser shall return to Sellers in such percentages as set forth on Schedule 2.2(c) that portion of the amount of cash set-off from the Initial Cash Consideration equaling the amount of such difference in deficiency in Tangible Net Worth.

         (b) Included in the Tangible Net Worth shall be no less than Two Hundred Fifty Thousand Dollars ($250,000) in unrestricted cash available for immediate withdrawal in the operating account(s) of the Company at Closing. If the operating account of the Company has less than Two Hundred Fifty Thousand Dollars ($250,000) in unrestricted cash available for immediate withdrawal on the Closing Date, then the Purchase Price shall be reduced dollar-for-dollar by the amount of such deficiency, and the Purchaser shall set-off such deficiency against the Initial Cash Consideration; provided, that in such event, the Tangible Net Worth requirement set forth in Section 2.3(a) shall be reduced dollar-for-dollar by the amount of any such set-off.

         (c) Subsequent to the Closing, but in no event later than ninety (90) days thereafter, Purchaser may have Purchaser's independent auditors or Purchaser's internal auditing staff conduct an audit of the Closing Date Balance Sheet and shall deliver to the Purchaser and Sellers a report (the "Accountant's Report") with respect thereto, which shall (i) include either a revised Closing Date Balance Sheet and/or otherwise set forth in reasonable detail such objections to the Closing Date Balance Sheet provided by Sellers and (ii) set forth the Tangible Net Worth as of the Closing Date. The Purchaser and the Sellers and their representatives shall be provided access to the work papers and all other appropriate records used to prepare the Accountant's Report. The Purchaser and Seller shall each accept or reject the Accountant's Report by written notice to the other within ten (10) business days thereafter. If either party disputes the Accountant's Report, the parties will attempt to resolve their differences jointly and shall provide reasonable access to each other's appropriate records, including, but not limited to, their respective work papers, but if no resolution is reached within five (5) business days, then the parties agree to submit the disputed items for arbitration to Ernst & Young ("Arbitrator"), with whom each party represents it has not, within the last two years, had a material relationship, within ten (10) business days thereafter for determination by the Arbitrator within thirty (30) days after the dispute has been submitted. Any submission to the Arbitrator shall fully set forth the nature of the dispute. The Arbitrator may hold hearings, take testimony and receive evidence in such manner and to such extent as it may determine. The determination of the Arbitrator (the "Arbitrator's Determination") with respect to the Tangible Net Worth and the Closing Date Balance Sheet shall be conclusive, final, and binding upon all parties for the purposes of this Agreement. The cost of such mutually agreed Arbitrator's Determination shall be borne equally by the parties.

         (d) If the Accuntant's Report, or Arbitrator's Determination if there is one, shows the Tangible Net Worth is an amount less than $3,750,000, such difference (the "Determined TNW Shortfall"), to the extent greater that the amount of the set-off, if any, previously made pursuant to Section 2.3(a) hereof relating to such shortfall, shall be set-off dollar-for-dollar against the Holdback Amount. If the Determined TNW Shortfall is less than the amount of the set-off, if any, made pursuant to Section 2.3(a) hereof relating to such shortfall, the difference shall be paid to Sellers to the extent the Initial Cash Consideration was reduced pursuant to Section 2.3(a) in connection with such shortfall, and shall be credited to the Holdback Amount to the extent the Holdback Amount was reduced pursuant to Section 2.3(a) in connection with such shortfall. If the Accountant's Report, or Arbitrator's Determination if there is one, shows the Tangible Net Worth to be in excess of $3,750,000, any previous set-off to the Holdback Amount made pursuant to Section 2.3(a) shall be paid to Sellers to the extent the Initial Cash Consideration was reduced pursuant to Section 2.3(a) and shall be credited to the Holdback Amount to the extent the Holdback Amount was reduced pursuant to Section 2.3(a) and no adjustment in favor of the Sellers shall be made.

         (e) If any post-closing adjustment is required or permitted to be made pursuant hereto, the settlement thereof (a "Post-Closing Settlement") shall take place on the fifth business day following (i) the submission of the Closing Date Balance Sheet, and (ii) in the event of an audit, the submission of the Accountant's Report or Arbitrator's Determination if there is one, as applicable. Any Post-Closing Settlement shall be a liability of the Sellers to Purchaser and shall be paid, at the election of the Purchaser in its absolute discretion, by the Purchaser taking a set-off against the Holdback Amount.

         (f) Each of the Sellers, the Purchaser and AHI may reflect any adjustment made pursuant to this Section 2.3 as an adjustment to the Purchase Price for tax reporting purposes.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     In order to induce AHI and the Purchaser to enter into this Agreement and the Purchaser Ancillary Documents and to consummate the transactions contemplated hereby and thereby, each of the Sellers jointly and severally make the representations and warranties set forth below to AHI and the Purchaser.

     3.1 Organization.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. Each jurisdiction in which the Company is so qualified is listed on Schedule 3.1 hereto. The Company has the requisite right, power, and authority to (i) own or lease and operate its properties and (ii) conduct its business as presently conducted.

         (b) The Company does not, directly or indirectly, (i) own, of record or beneficially, any outstanding voting securities or other equity or ownership interests in any corporation, partnership, limited liability company, joint venture or other entity, (ii) control any corporation, partnership, limited liability company, joint venture or other entity, or (iii) have any Investments.

     3.2 Capacity; Enforceability.

         (a) Each of the Sellers has all requisite capacity to execute, deliver, and perform this Agreement and the Seller Ancillary Documents and to consummate each of the transactions contemplated hereby and thereby. This Agreement and the Seller Ancillary Documents have been and will be duly executed and delivered and constitute the legal, valid and binding obligations of each of the Sellers, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

         (b) The William Hatch Trust was formed pursuant to the Mary and William
E. Hatch Revocable Trust dated December 22, 1998 ( the "William Hatch Trust Agreement"). The Robert Hatch Trust was formed pursuant to the R & J Hatch Survivor's A-Trust u/d/t dated May 6, 1998 (the "Robert Hatch Trust Agreement"). As of the date hereof, the William Hatch Trust Agreement and the Robert Hatch Trust Agreement are in effect and have not been rescinded or revoked, and the William Hatch Trust and the Robert Hatch Trust respectively created thereby are duly organized and validly existing.

         (c) William Hatch has full power and capacity to execute, deliver and perform this Agreement, and each of the Seller Ancillary Documents to which it is a party, as trustee on behalf of the William Hatch Trust. No material approval, authorization or other action by, or filing with, any other Person, entity or agency is required at or prior to the closing of the transactions contemplated by this Agreement in connection with the execution, delivery and performance by William Hatch of each document to which the William Hatch Trust is a party.

         (d) Robert Hatch has full power and capacity to execute, deliver and perform this Agreement, and each of the Seller Ancillary Documents to which it is a party, as trustee on behalf of the Robert Hatch Trust. No material approval, authorization or other action by, or filing with, any other Person, entity or agency is required at or prior to the closing of the transactions contemplated by this Agreement in connection with the execution, delivery and performance by Robert Hatch of each document to which the Robert Hatch Trust is a party.

     3.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the Seller Ancillary Documents and the consummation by each of the Sellers of the transactions contemplated hereby and thereby (a) do not violate or conflict with any Applicable Law (except where such violation or conflict would not have a Material Adverse Effect) or any provision of the certificate of incorporation or bylaws of the Company; and (b) do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, give rise to a right of termination, cancellation, or acceleration of performance or loss of benefit or require any consent or waiver under, or result in the creation of any Encumbrance upon any of the property or assets of, or in any way affect the continuation, validity, or effectiveness of, any agreement, understanding, or instrument to which the Company or any of the Sellers is a party or by which any of the Sellers or the Company or any of their respective properties and assets may be bound or affected., other than instruments or agreements as to which a written consent or waiver shall have been obtained at or prior to the Closing.

         3.4 Consents of Governmental Authorities and Others. No consent, approval or authorization of, or registration, qualification or filing with any Governmental Authority or any other Person is required to be made by any of the Sellers or the Company in connection with the execution, delivery or performance of this Agreement or the Seller Ancillary Documents or the consummation by each of the Sellers of the transactions contemplated hereby and thereby.

         3.5 Conduct of Business. Except as disclosed on Schedule 3.5 hereto, since October 1, 2002, the Company has conducted its businesses in the ordinary and usual course consistent with past practices. Without limiting the generality of the foregoing, except as disclosed on Schedule 3.5, since October 1, 2002, the Company has not: (a) amended its certificate of incorporation or bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue, sell, redeem, purchase, or register any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares; (d) declared or paid any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock; (e) sustained any operating loss or reduction in Tangible Net Worth in any quarter; (f) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect;
(g) sold, leased, or disposed of any of its material assets or property other than in the ordinary course of business; (h) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or Encumbrance of any kind, except liens for Taxes not currently due; (i) made or committed to make any capital expenditures which, individually or in the aggregate, exceed $10,000; (j) become subject to any Guaranty; (k) materially changed any accounting method used by the Company; (l) granted any increase in the rate of compensation payable or to become payable, whether immediately or on a deferred or contingent basis, to directors, officers, employees, consultants, agents, dealers, or distributors (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment or any right to payment based on retention, change of control or severance) other than routine increases in compensation paid to non-officer employees; (m) entered into any agreement which would be a Material Agreement, or amended or terminated any existing Material Agreement or received written notice, or to the knowledge of Sellers oral notice, of any such amendment or termination; (n) experienced any strike, work stoppage or slowdown; (o) except as may occur in the ordinary and usual course of business of the Company, received written notice, or to the knowledge of Sellers oral notice, of any adverse change in its relationship with any financial institution, or material customer or supplier with which it currently does business, nor are any of the Sellers or the Company aware of any circumstance other than the consummation of this Agreement that could reasonably lead to such a change; (p) cancelled, amended, delayed or postponed (beyond its normal practice) the payments of accounts payable and other Liabilities; (q) cancelled, compromised, waived or released any right or claim (or series of rights or claims), including, without limitation, any account receivable, involving more than $10,000 in the aggregate; (r) transferred, directly or indirectly, in any way, any cash, cash equivalents, securities, or other assets to any of the Sellers, or for the benefit of any of the Sellers, including, but not limited to, by way of loan, repayment of indebtedness, payment of fees, or other distribution or transfer;
(s) experienced any material interruptions in deliveries from its suppliers; or
(t) entered into any agreement to do any of the foregoing.

     3.6 Litigation; Disputes. Except as set forth on Schedule 3.6, there are no actions, suits, investigations, arbitrations claims or proceedings ("Litigation") pending or, to the knowledge of the Sellers or the Company, threatened before any Governmental Authority (a) against (whether as plaintiff, defendant or otherwise) or affecting the Company or (b) against any of the Sellers relating to the Securities or the transactions contemplated by this Agreement, and to the knowledge of Sellers there exist no facts or circumstances creating any reasonable basis for the institution of any such action, suit, investigation, claim or proceeding. Schedule 3.6 sets forth a complete and accurate list, description and outcome of any Litigation against (whether as plaintiff, defendant or otherwise) or affecting the Company during the last five
(5) years. To the knowledge of Sellers, no dispute or claim exists between the Company and any of its customers, suppliers, or distributors that could reasonably be expected to have a Material Adverse Effect.

     3.7 Brokers. Neither the Sellers nor the Company has employed any financial advisor, broker or finder, and neither of them has incurred or will incur any other broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

     3.8 Compliance. The Company is in material compliance with all Applicable Law, including, but not limited to, those relating to (a) the development, manufacture, distribution, marketing and sale of products and services, (b) employment, safety and health, (c) building, zoning and land use, (d) Environmental and Safety Requirements, and (e) the bidding for contracts by, and the conduct of business by, federal and state contractors. The Company is not subject to any judicial, governmental or administrative order specifically applicable to the Company or any judgment or decree. Attached hereto as Attachment 3.8 are true and correct copies of all reports of inspections of the Company's businesses and properties received from third parties during the past three (3) years through the date hereof, under all applicable federal, state, foreign and local laws and regulations. None of the Sellers nor the Company has received written notice or, to the knowledge of Sellers oral notice, of any violation (or any investigation, inspection, audit, or other proceeding by any Governmental Authority involving an allegation of any violation) of any Applicable Law, and to the knowledge of the Sellers and the Company, no investigation, inspection, audit, or other proceeding by any Governmental Authority involving an allegation of violation of any Applicable Law is threatened or contemplated. The Company has conducted its business in a manner that complies with the U.S. Foreign Corrupt Practices Act, whether or not applicable to such Company.

     3.9 Charter, Bylaws, Corporate Records, and Business Records.

         (a) A true, correct and complete copy of (i) the certificate of incorporation of the Company, as amended and in effect on the date hereof, (ii) the bylaws of the Company, as amended and in effect on the date hereof, and
(iii) the stock ledgers, stock transfer records and minute book(s) of the Company have previously been provided to the Purchaser. The minute book(s) contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and stockholders of the Company from the date of its incorporation through the date hereof. All such meetings were duly called and held, and a quorum was present and acting throughout each such meeting. The stock ledgers and stock transfer records of the Company reflect all issuances and registrations of transfer of all shares of capital stock of the Company, and certificates representing all canceled shares of capital stock have been returned to the Company and duly canceled, except where the Company has received a lost certificate affidavit from the registered owner (or their lawful representative) of the shares evidenced thereby.

         (b) All books and records of the Company with respect to the conduct of the business of the Company are located at the offices of the Company. The books and records of the Company are correct and complete in all material respects, have been maintained in a manner sufficient to (i) record all financial and other business transactions of the Company, (ii) prepare financial statements of the Company in accordance with GAAP and (iii) to enforce all of the rights of the Company with respect to other Persons. The Company has not discarded any records with respect to any transaction or series of transactions in violation of Applicable Law.

         3.10 Capitalization of the Company. The authorized capital stock of the Company consists of two thousand five hundred (2,500) shares of common stock, no par value per share (the "Company Capital Stock"), of which two thousand five hundred (2,500) shares are issued and outstanding and collectively owned by the Sellers in their own names and amounts as set forth on Schedule
3.10 hereto. Except as set forth on Schedule 3.10, the Company has not since its incorporation authorized or issued any class of common or preferred stock other than the Company Capital Stock. All shares of the Company Capital Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable. No securities issued by Company from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the Company Capital Stock. All Taxes required to be paid in connection with the issuance and any transfers of the Company Capital Stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of the Company from the date of its incorporation though the date hereof have been obtained or effected, and all securities of the Company have been issued and are held in accordance with the provisions of all applicable federal and state securities or other laws.

     3.11 Rights, Warrants, Options. There are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Company; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company of any capital stock or other equity interests of the Company, or any instruments convertible or exercisable for such securities or any options, warrants or rights to acquire such securities.

     3.12 Financial Statements. Attached hereto as Attachment 3.12 are true and complete copies of the Financial Statements. The Financial Statements and the Estimated Closing Date Balance Sheet (a) are correct and complete in all material respects and have been prepared in accordance with the books of account and records of the Company; and (b) fairly present, and are true, correct and complete statements in all material respects of, the Company's financial condition and the results of its operations and cash flows at the dates and for the periods specified in such statements. The Estimated Closing Date Balance Sheet has been prepared in accordance with GAAP. Except as set forth on Schedule 3.12, the Liabilities of the Company were incurred only in the ordinary course of business. The Company does not have any long term lease obligations other than the Lease, which will be terminated at closing pursuant to the Lease Termination Agreement.

     3.13 Absence of Undisclosed Liabilities. The Company does not have any direct or indirect indebtedness, claim, loss, damage, deficiency, obligation, responsibility or other liability, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental charges or lawsuits brought ("Liabilities"), except for Liabilities (a) adequately reflected in the Estimated Closing Date Balance Sheet or (b) that would not have been required under GAAP to be reflected in the Estimated Closing Date Balance Sheet. To the knowledge of Sellers, except as set forth on Schedule 3.13, there are no circumstances, conditions, events or arrangements which could reasonably be expected to hereafter give rise to any Liabilities of the Company except in the ordinary course of business.

     3.14 Title to Securities. Collectively, the Shareholders are the record and beneficial owners of, and have good and marketable title to, the Securities and, except as set forth on Schedule 3.14, such Securities are owned free and clear of any Encumbrances and any claims or rights under any voting trust agreements, stockholder agreements or other agreements. The Securities constitute all of the issued and outstanding capital stock of the Company. At the Closing, each of the Sellers will transfer and convey, and Purchaser will acquire, good and marketable title to the Securities, free and clear of all Encumbrances. Upon the transfer of the Securities to Purchaser, the Company will possess ownership of the entire business (excluding only the Excluded Business) necessary to operate the Company as a going concern, including as such business is presently being conducted.

     3.15 Title to and Condition of Personal Property.

         (a) Schedule 3.15(a) sets forth all interests owned or claimed by the Company (including, without limitation, options) in or to the plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property used in the business of the Company, in each case which (i) have been capitalized in the Company's financial statements or (ii) should be capitalized in accordance with GAAP (the "Company Tangible Property"). Except as set forth on Schedule 3.15(a), the Company has good and marketable title to, or in the case of leased property, has a valid leasehold interest in, each item of Company Tangible Property free and clear of all Encumbrances, other than Encumbrances that will terminate at or prior to Closing, statutory liens of bailees and warehousemen, or Taxes for amounts not yet due and payable.

         (b) Except as reserved against on the Estimated Closing Date Balance Sheet, all Company Tangible Property owned or used by the Company on the date hereof (including the Facility) in the operation of its business is in good operating condition and in a good state of maintenance and repair (normal wear and tear excepted), is adequate for the business conducted and proposed to be conducted by the Company, and is inspected, maintained, and operated in conformity with all Applicable Law.

         (c) Except for the Leased Property, those assets set forth on Schedule 3.19(o), the assets of the Excluded Business, and those assets set forth on
Schedule 3.15(c), there are no properties or assets of the Company owned or claimed to be owned by any third party (whether as lessor, licensor or otherwise) which are used in the operation of the business of the Company, as presently conducted or proposed to be conducted.

         (d) Except as set forth on Schedule 3.15(d), all Company Tangible Property is located at the Facility.

     3.16 Real Property.

         (a) The Company does not own any fee simple interest in real property. The Company does not lease or sublease (as lessor, sublessor, lessee or sublessee) any real property other than as set forth on Schedule 3.16. Schedule
3.16 sets forth the street address of each parcel of real property leased or subleased (as lessor, lessee, sublessor or sublessee) by the Company (the "Leased Property"). Attached hereto as Attachment 3.16 are true and complete copies of all lease and sublease agreements other than the New Facility Lease and all other instruments granting such leasehold interests, rights, options, or other interests, as amended to date (the "Lease") relating to the Leased Property. Without giving effect to the Lease Termination Agreement, on the date hereof, the Lease is valid, binding and in full force and effect. All rent and other amounts and charges payable under the Lease are current, no notice of default or termination under the Lease is outstanding, no termination event or condition or uncured default on the part of the Company or on the part of the lessor, sublessor, lessee or sublessee, as the case may be, thereunder, exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Except as set forth on Schedule 3.16, there are no subleases, licenses or other agreements granting to any Person other than the Company any right to the possession, use, occupancy or enjoyment of the premises demised by the Leases. All of the premises comprising the Leased Property are used only in the conduct of the Company's business.

         (b) Without giving effect to the Lease Termination Agreement, the Company has good and marketable leasehold title to the Leased Property and to all plants, buildings, and improvements thereon, free and clear of any Encumbrances other than the Lease. The Company enjoys peaceful and undisturbed possession of the Leased Property. No Person other than the Company has any right to use or occupy any part of the Leased Property.

         (c) All improvements located on the Leased Property are in a state of good maintenance and repair and in a condition adequate and suitable for the effective conduct therein of the business conducted and proposed to be conducted by the Company. The heating, ventilation, air conditioning, plumbing and electrical systems at the Leased Property are in good working order and repair as of the Closing Date. The Company has not experienced any material interruption in such services provided to any of the premises located on the Leased Property within the last year. No landlord under the Leases has any plans to make any material alterations to any of the Leased Property, the construction of which would interfere with the use of any portion of the Leased Property. No landlord under the Leases has any plans to make any material alterations to any of the buildings in which Leased Property is located, the costs of which alterations would be borne in any part by a tenant under the applicable Lease.

         (d) All permits, licenses, franchises, approvals and authorizations (collectively, the "Leased Property Permits") of (i) all Governmental Authorities having jurisdiction over each Leased Property and (ii) all insurance companies and fire rating and other similar boards and organizations (collectively, the "Insurance Organizations"), that are required by Applicable Law or the Company's Insurance Organizations are set forth on Schedule 3.16 and
(A) have been lawfully issued to the Company or the landlord under the Lease to enable the Leased Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used and (B) are, as of the date hereof, in full force and effect. None of the Sellers or the Company has received or been informed by a third party of the receipt by it of any written notice, or to the knowledge of Sellers, oral notice, from any Insurance Organization or Governmental Authority having jurisdiction over any Leased Property threatening a suspension, revocation, modification or cancellation of any Leased Property Permit or of any insurance policies, and to the knowledge of Sellers, there is no basis for the issuance of any such notice or the taking of any such action. There is no action required by any of the Sellers or the Company in order for all Leased Property Permits and liability and casualty insurance policies required under any of the Leases to remain in full force and effect upon the transfer of the Securities to the Purchaser.

         (e) None of the Sellers nor the Company have received any notice nor have they any knowledge of any pending, threatened or contemplated condemnation or eminent domain proceeding with respect to or affecting any Leased Property or any part thereof.

     3.17 Insurance. Schedule 3.17 sets forth a true and complete list of all insurance policies obtained by the Company providing insurance coverage of any nature to the Company. The Company has previously provided the Purchaser with true and complete copies of all of such insurance policies, as amended to the date hereof. Such policies provide customary coverage for the business in which the Company is engaged and are sufficient for compliance by the Company with all requirements of law and all material agreements to which the Company is a party or by which any of the assets of the Company are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity, and the Company has complied with all terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated in writing or, to the knowledge of Sellers, orally, to any of the Sellers or the Company an intention to cancel or not renew, or alter the coverage under, any such policy (other than standard increases in premiums). Except as set forth on Schedule 3.17, the Company has no claim pending against any of the insurance carriers under any of such policies, and there has been no actual or alleged occurrence of any kind which may give rise to any such claim, and the Company has not made any claims under any policy at any time since January 1, 1998, except as set forth on Schedule 3.17 in each instance. All applications for the policies set forth on Schedule 3.17 are accurate in all material respects. All of the policies set forth on Schedule 3.17 can be terminated upon or less than thirty (30) days prior written notice without penalty and, pursuant to the terms of such policies, with the giving of such written notice the prepaid premiums thereunder would be refunded on a pro rated basis.

     3.18 Governmental Authorizations. Schedule 3.18 lists all material authorizations, consents, approvals, franchises, licenses and permits required under Applicable Law for the operation of the business of the Company as presently operated (the "Governmental Authorizations"). All Governmental Authorizations have been duly issued or obtained and are in full force and effect, and each of the Sellers and the Company are in compliance with the terms and conditions of all Governmental Authorizations. To the knowledge of the Sellers, no fact, condition, or violation exists which could reasonably be expected to cause the Governmental Authorizations not to be renewed by the appropriate Governmental Authorities in the ordinary course or which could reasonably be expected to cause the revocation, termination, suspension, or impairment of any Governmental Authorization. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations. The execution, delivery or performance by each of the Sellers of this Agreement and the Seller Ancillary Documents shall not adversely affect the status of any of the Governmental Authorizations.

     3.19 Intellectual Property Rights.

         (a) Except as set forth on Schedule 3.19, the Company owns, or has the valid right to use pursuant to license agreements (the "License Agreements"), all Intellectual Property currently used in connection with the business of the Company as currently conducted (such Intellectual Property, together with the License Agreements, being referred to herein as the "Company Intellectual Property").

         (b) Schedule 3.19 sets forth a complete and accurate list (showing, where applicable in each case the registered owner, title, mark or name, applicable jurisdiction, application number, registration number and date of filing or registration, if any) of all United States, international and state
(i) Patents and patent applications, (ii) Trademark registrations and applications and all material Trademarks, trade names and assumed or fictitious names under which Company is conducting business or has in the last five (5) years conducted business, (iii) Internet domain names, and (iv) Copyright registrations and applications and all material unregistered copyrights, including websites owned by the Company or used in the business of the Company as currently conducted, indicating the applicable jurisdiction, registration number (or application number), date issued (or date filed) and descriptions of such property.

         (c) Schedule 3.19 sets forth a complete and accurate list and description of all agreements, licenses, contracts or sublicenses pursuant to which the Company uses or grants others the right to use any Copyrights, Trademarks, trade names, assumed names, domain names, Patents, inventions, trade secrets or other Intellectual Property other than Software.

         (d) Schedule 3.19 sets forth a complete and accurate list of all Software owned by, licensed to or used by the Company (excluding mass market software licensed to Company that is available in consumer retail stores or otherwise commercially available and subject to "shrink-wrap" or "click-through" license agreements).

         (e) Except as set forth on Schedule 3.19, the Intellectual Property set forth on Schedule 3.19 is solely and exclusively owned by the Company free and clear of all Encumbrances, and, as for all registered Intellectual Property, the Company is listed in the records of the appropriate United States, state or foreign agency as the sole owner of the record for each registration and application for any Patent, Trademark, Internet domain name and Copyright. Except as set forth on Schedule 3.19, all of the Intellectual Property registrations and applications and common law trademarks set forth on Schedule 3.19, and the trademark rights underlying any trademark registrations, applications and common law marks set forth on Schedule 3.19, are valid and subsisting, in full force and effect, and have not been canceled, expired, or abandoned. The Company has not received any written, or, to the knowledge of the Sellers, oral notification of any pending or threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the items set forth on Schedule 3.19 or any other Company Intellectual Property, directly or indirectly, owned by the Company or against any Company Intellectual Property not owned by the Company.

         (f) There are no settlements, injunctions, forbearances to sue, consents, judgments, or orders or similar obligations to which the Company is a party or, to the knowledge of the Sellers, is otherwise bound, which (i) restrict the Company's rights to use any Company Intellectual Property, (ii) restrict the business of the Company in order to accommodate a third party's Intellectual Property rights or (iii) permit third parties to use any Intellectual Property which would otherwise infringe any Company Intellectual Property. The Company has not licensed or sublicensed its rights in any Intellectual Property other than as set forth on Schedule 3.19 and no royalties, honoraria or other fees are payable by the Company for the use of or right to use any Intellectual Property in connection with the Company's business as currently conducted, except pursuant to the License Agreements set forth on
Schedule 3.19.

         (g) The license agreements, permits and other agreements under which the Company has rights to the Company Intellectual Property are valid and binding obligations of the Company and, to the knowledge of the Sellers, all other parties thereto, enforceable in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity, and there exists no event or condition, which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company under, any such license agreement or other agreement relating to the Company Intellectual Property.

         (h) The Company takes reasonable measures to protect the confidentiality of its Trade Secrets. Except as set forth on Schedule 3.19, to the knowledge of the Sellers, no Trade

Secret of the Company has been improperly disclosed or authorized to be disclosed to any third party in a manner which could reasonably be expected to result in a forfeiture of such Trade Secret, except where such forfeiture would not have a Material Adverse Effect.

         (i) Except as set forth on Schedule 3.19, to the knowledge of the Sellers, the conduct of the business of the Company as currently conducted does not infringe, misappropriate, violate or dilute any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe) and is not defamatory, violative in any way of any publicity, privacy, or other rights or obscene. Except as set forth on Schedule 3.19, the Company has not received any written notice or, to the knowledge of the Sellers, oral notification of any pending or threatened claims or suits (i) alleging that the Company's activities or the conduct of its business infringes or constitutes the unauthorized use of the Intellectual Property rights of any third party, violates the rights of publicity or privacy of any third party or is defamatory or otherwise violates a personal right, or (ii) challenging the ownership, use, validity or enforceability of any Company Intellectual Property.

         (j) To the knowledge of Sellers, no third party is (i) misappropriating, infringing, diluting, or otherwise violating any of the Company Intellectual Property or rights of publicity or privacy or (ii) taking or has taken any action that is defamatory of the Company, and no such claims are pending against a third party by the Company.

         (k) The consummation of the transactions contemplated by this Agreement or the Seller Ancillary Documents will not result in the loss or impairment of the Company's right to own or use any of the Company Intellectual Property or require the consent of any Governmental Authority or third party in respect of any Company Intellectual Property.

         (l) Except as set forth on Schedule 3.19, after the deliveries provided for in this Agreement have occurred, neither the Sellers nor any current or former officer, director or employee of the Company will retain any rights of ownership or use with respect to the Company Intellectual Property. All Company Intellectual Property was either (i) developed by an employee of the Company within the scope of employment of the employee and pursuant to a binding invention assignment agreement, (ii) developed by a third-party under a binding work for hire and assignment agreement, or (iii) developed by a third party and transferred and assigned to the Company under a binding transfer and assignment agreement.

         (m) The Company Intellectual Property identified on Schedule 3.19 is not subject to any transfer, assignment, change of control, site, equipment or other operational limitations.

         (n) The Company owns or has the right to use all Software used in its business. No unlicensed copies of any Software that is available in consumer retail stores or otherwise commercially available and subject to "shrink-wrap" or "click-through" license agreements are installed on any of the Company's computers or computer systems.

         (o) Except as set forth on Schedule 3.19, there is no Intellectual Property that is owned or claimed to be owned by any third party (whether as licensor or otherwise) which is used in connection with the business of the Company, as presently conducted or proposed to be conducted.

     3.20 Major Customers and Suppliers; Supplies.

         (a) Schedule 3.20 sets forth a list of the twenty (20) largest customers (measured by dollar volume) of the Company for the twelve month period ended September 30, 2003, and all suppliers of significant goods or services to the Company for the nine month period ended September 30, 2003.

         (b) Except as set forth on Schedule 3.20, alternative sources of supply and services necessary for the conduct of the business of the Company, as presently conducted, are commercially available; the Sellers believe that such items may be obtained on terms and conditions comparable to those presently available to the Company. No facts, circumstances or conditions are known to the Sellers which create a reasonable basis for believing that the Company will be unable to continue to procure the supplies and services necessary to conduct its business on substantially the same terms and conditions, and with substantially the same delivery schedules, as such supplies and services are currently procured.

         (c) To the knowledge of the Sellers, and except as set forth on
Schedule 3.20, there has not been and will not be any Material Adverse Change in the relations of the Company with any of its major customers, suppliers, contractors, licensors and lessors, as a result of the announcement or consummation of the transactions contemplated by this Agreement and none of the Sellers have knowledge that any of the major customers or suppliers of the Company has terminated or is contemplating terminating its relationship with the Company.

         (d) Except as set forth on Schedule 3.20, to the knowledge of the Sellers, no major customer or supplier has experienced any type of work stoppage or other material adverse circumstances or conditions that may jeopardize or adversely affect the Company's future relationship with any major customer or supplier.

         (e) Except as set forth on Schedule 3.20, there are no pending disputes or controversies between the Company and any significant customer or supplier of the Company where the amount in controversy exceeds or could reasonably be expected to exceed $5,000 in Losses to the Company, nor are there any facts which in the future would materially impair the relationship of the Company with its significant customers or suppliers.

     3.21 Related Parties. Except as set forth on Schedule 3.21, neither the Company, nor any current or former (within the past five (5) years) director, officer, or, to the knowledge of Sellers, employee of the Company, nor the Sellers or any of their respective family members (individually a "Related Party" and collectively the "Related Parties"), nor any Affiliate of any of the Sellers or the Company (a) owns, directly or indirectly, any interest in any person which is a competitor of the Company, or of a supplier or customer of the Company; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the intangible property) which is utilized in the operation of the business of the Company; (c) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to the Company; or (d) has any cause of action or other claim whatsoever against, or owes any amount to, the Company.

     3.22 List of Accounts and Proxies. Set forth on Schedule 3.22 is (a) the name and address of each bank or other institution in which the Company maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of each contact person of the Company at such bank or institution; (c) the account number of the relevant account and a description of the type of account; (d) the name of each person authorized by the Company to effect transactions therewith or to have access to any safe deposit box or vault; and (e) all proxies, powers of attorney or other like instruments to act on behalf of the Company in matters concerning its business or affairs.

     3.23 Employees and Agents; Employee Policies, Manuals, etc. Schedule 3.23(a) contains a true and correct statement of the names, relationship with the Company, job description, present rates of compensation (delineated by annual salary, bonuses, commissions, benefits, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended September 30, 2003 of (i) each current director, officer, consultant or other employee of the Company and (ii) all current sales agents, dealers, or distributors of the Company. Schedule 3.23(b) sets forth a list of all employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave applicable to such persons, complete and current copies of which have been previously provided to the Purchaser.

     3.24 Labor Relations.

         (a) There is no strike, sympathy strike, sit-down, slow-down, stay-in, sick-out, walk-out, picketing, work stoppage, retarding of work, boycott or any other interference with the business or the operation or conduct of the business of the Company (all of the foregoing referred to as "work interference"), and the Sellers have no knowledge of any pending or threatened work interference. To the knowledge of the Sellers, there are no facts or circumstances that could reasonably be expected to give rise to any work interference. The Company is not a party to any collective bargaining agreements. The Company is not in breach of any court, arbitration, administrative decision or order which could reasonably be expected to result in any work interference or give rise to a claim that a work interference is protected by, or does not violate, any law or provision of any collective bargaining agreement and there are no facts or circumstances which could reasonably be expected to result in the foregoing.

         (b) Except as set forth on Schedule 3.24, there are no unfair labor practices, representation or other proceedings claimed, pending or, to the knowledge of Sellers, threatened before any Governmental Authority, and neither the Sellers nor the Company knows of any facts or circumstances which could reasonably be expected to give rise to such unfair labor practice, representation or other proceeding.

         (c) There are no filed, pending or threatened injunctions against the Company which would have the effect of constituting a work interference and no facts or circumstances exist which could reasonably be expected to give rise to any such injunction and no such claim has been made or is pending.

     3.25 Employment Agreements and Employee Benefit Plans.

         (a) Except as set forth on Schedule 3.25, the Company does not now have and has never had any defined contribution plan or defined benefit pension plan and is not now and has never been part of a controlled group contributing to any defined contribution plan or defined benefit pension plan. Except as set forth on Schedule 3.25, the Company does not and has never been obligated to contribute to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, and the Company is not part of a controlled group with regard to any of the foregoing. The Company has furnished to the Purchaser true and correct copies of all documents evidencing plans, obligations, or arrangements referred to on Schedule 3.25 and true and correct copies of all documents evidencing trusts relating to any such plans.

         (b) Except as set forth on Schedule 3.25, no Employee Benefit Plan of the Company or of any plan of any controlled group relating to the Company is, or during the last three years was, subject to Title IV of ERISA.

         (c) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any such Employee Benefit Plan. There is no investigation, litigation, arbitration, claim, governmental or other proceeding (formal or informal), pending and, to the knowledge of the Seller, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation threatened with respect to any such Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any such Employee Benefit Plan. No event has occurred or, to the knowledge of the Sellers, is threatened which would constitute a non-exempt prohibited transaction under Section 306 of ERISA.

         (d) Except as set forth on Schedule 3.25, the Company does not have any Employee Pension Benefit Plans (as defined in Section 3(2) of ERISA) and is not part of any controlled group that has any Employee Pension Benefit Plan.

         (e) The Company does not contribute or has no obligation to contribute to any multi-employer Pension Plan within the meaning of Section 3(37) of ERISA and is not part of any controlled group that contributes, or has an obligation to contribute, to any multi-employer Pension Plan.

         (f) The Company is in full and complete compliance with all present and past collective bargaining agreements, memoranda of agreement, side letters, court, administrative, arbitration, ADR, or mediation decisions or awards, wage or benefit schedules and all other documents which reflect or pertain to understandings or practices communicated or agreed upon between such Company and any union representatives.

         (g) There are no claims or grievances filed, pending or threatened pertaining to present or past collective bargaining agreements, memoranda of agreement, side letters, court, administration, arbitration, ADR or mediation decisions or awards or other documents.

         (h) Except as set forth on Schedule 3.6, there are no complaints, charges, claims, allegations or grievances pending or, to the knowledge of the Sellers or the Company, threatened which reflect or pertain to (i) any federal, state or local labor, employment, wage or hour, workers compensation, disability or unemployment law, regulation or ordinance; (ii) any claim for wrongful discharge, breach of employment contract or employment related tort; or (iii) any employment agreement, restrictive covenant, non-competitive agreement or employee confidentiality agreement.

         (i) The Company is in full and complete compliance with all past and present profit sharing plans, money purchase plans, target benefit plans, ESOP's, stock bonus plans, defined benefit plans or any other tax qualified employee benefit plan, whether terminated or not, and any amendments thereto.

         (j) The Company is in full and complete compliance with all past and present welfare benefit plans, (i.e., health, dental, vision, long term disability, short term disability, life insurance), child care, tuition reimbursement, prepaid legal services, severance plans, programs or arrangements.

         (k) The Company is in full and complete compliance with all past and present supplemental benefit plans, deferred compensation plans, executive compensation agreements, bonus agreements, consulting agreements or any other non-qualified employee benefit plans.

         (l) The Company is in full and complete compliance with all past and present trusts, group annuity contracts, Voluntary Employees' Beneficiary Association, cafeteria plans and any Multiple Employer Welfare Arrangements as described in Section 3(1) of ERISA.

         (m) The Company is not engaged in any prohibited transaction and is not a fiduciary or a party in interest to any employee benefit plan governed by ERISA.

         (n) The Company is not a federal contractor.

         (o) In connection with subparagraphs (i) through (n) above, there are no complaints, charges, claims, litigation, audits, investigations or administrative proceedings filed, or to the knowledge of the Sellers or the Company, pending or threatened.

     3.26 Tax Matters.

         (a) The Company has previously delivered to the Purchaser true, correct and complete copies of each of the federal, state, local, and other income tax returns filed by the

Company for the past five fiscal years which were due, without regard to any extensions granted, on or before the date hereof. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Company or each affiliated, combined or unitary group ("Tax Group") of which the Company has been a member have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All of the foregoing as filed are true, correct and complete and, in all respects, reflect accurately all liability for Taxes of the Company for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, transfer, withholding, FICA, FUTA and other Taxes (including interest and penalties), if any, collectible or payable by the Company or relating to or chargeable against any of its assets, revenues or income or payable by the Company and relating to any employee, independent contractor, creditor, stockholder or other third party through and including the Closing Date were fully collected and paid by such date or provided for by adequate reserves in the Financial Statements and the Estimated Closing Date Balance Sheet, and all similar items due through and including the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such Taxes were reported or reflected in any tax returns or filings.

         (b) No taxation authority has sought to audit, and none of the Sellers nor the Company has received written notice, or to the knowledge of Sellers oral notice, of an audit of the records of the Company for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the alleged failure of the Company to provide any such tax returns, reports or related information and disclosure. No claims, deficiencies, or assessments have been asserted against or inquiries raised with any of the Sellers or the Company with respect to any Taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Company has not filed a tax return that it was required to file, and there exists no reasonable basis for the making of any such claims or inquiries. Neither the Sellers nor the Company have waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to taxation.

         (c) Neither the Sellers nor the Company have filed a consent under
Section 341(f) of the Code concerning collapsible corporations.

         (d) No claim has been made, nor do the Sellers or the Company know of any claim that is pending, by an authority in any jurisdiction where the Company does not file tax returns alleging that the Company is or may be subject to taxation in that jurisdiction.

         (e) Except for (i) unpaid Taxes not yet due for which an adequate reserve has been established on the Estimated Closing Date Balance Sheet and
(ii) property taxes that are not delinquent, there is no Tax lien imposed by any taxing authority outstanding against any of the assets or properties of the Sellers or the Company.

         (f) The Company is not a United States Real Property Holding Corporation (a "USRPHC") within the meaning of Section 897 of the Code, and the Company was not a

USRPHC on any "determination date" (as defined in ss. 1.897-2(c) of the Treasury Regulations) at any time during the five-year period preceding the Closing Date.

         (g) Neither the Sellers nor the Company have executed any "closing agreement" or similar agreement with any taxing authority, domestic or international.

         (h) Neither the Sellers nor the Company has agreed or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of other tax law, domestic or foreign, by reason of a change in accounting method initiated by it or any other relevant party, and neither the Sellers nor the Company has any knowledge that any taxing authority has proposed any such adjustment or change in accounting method. Neither the Sellers nor the Company has any application pending with any taxing authority anywhere in the world requesting permission for any changes in accounting methods.

         (i) The Company has not made any payments, is not obligated to make any payments, and has not become a party to any agreement that under certain circumstances could obligate it to make payments, that are not or will not be, as the case may be, deductible under Section 280G or 162(m) of the Code.

         (j) The Company is not a member of a Tax Group that has filed an election pursuant to Rev. Proc. 95-11, 1995-1 C.B. 505 or under Treasury Regulation Section 1.1502-75(c) or any similar provision of national, foreign, state or local law.

         (k) The Company has not reported on its income tax returns or taken any positions therein that could give rise to a substantial understatement of federal or other income tax within the meaning of Section 6662 of the Code or similar statute.

         (l) The Company has not entered into any "reportable transactions" as defined by Treas. Reg. Section 1.6011.4.

     3.27 Material Agreements.

         (a) Schedule 3.27 sets forth a list and a brief description of each material written and oral contract or agreement relating to the Company (except with respect to (x) the Lease, which is set forth on Attachment 3.16, and (y) the insurance policies set forth on Schedule 3.17, both of which are hereby incorporated by reference into Schedule 3.27 and made a part thereof), including without limitation any: (i) order placed by customers, purchase orders placed by the Company, binding bid, binding proposal, or binding quotation resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, in each case involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; other than Governmental Contracts as defined in clause (ii) hereof; (ii) order placed by customers, agreement, binding bid, binding proposal, or binding quotation with a Governmental Authority resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, in each case involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount (all of the foregoing in this clause (ii) being "Governmental Contracts"); (iii) indenture, mortgage, promissory note, loan agreement, Guaranty or other agreement or commitment for the borrowing or lending of money or creating an Encumbrance against any asset of the Company;
(iv) agreement which restricts the Company from engaging in any line of business or from competing with any other Person; (v) contractual warranties made with respect to products manufactured, packaged, distributed or sold by the Company;
(vi) partnership, stockholder, joint venture, or similar agreement or arrangement to which the Company is a party or which otherwise governs any portion of the capital stock of the Company; and (vii) other contract, agreement, instrument, arrangement or commitment involving the receipt or expenditure of more than $10,000 or which is otherwise material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of the Company (collectively, and together with all other agreements required to be disclosed on any schedule to this Agreement, the "Material Agreements"). The Company has previously furnished to Purchaser true, complete and correct copies of all written agreements, as amended, required to be listed on or incorporated by reference into Schedule 3.27.

         (b) None of the Material Agreements was entered into outside the ordinary course of business of the Company, is reasonably likely to be performed at a material loss, or contains any provisions that could reasonably be expected to materially impair or adversely effect in any material way the operations of the Company.

         (c) Each Material Agreement is in full force and effect and is the valid and legally binding obligation of the Company and the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. None of the Sellers nor the Company has received written notice, or to the knowledge of Sellers, oral notice of default by the Company under any of the Material Agreements, including any contract or agreement relating to borrowed money to which the Company is a party or by which it or its assets are bound or subject and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Company thereunder. Neither the Company nor, to the knowledge of Sellers, any of the other parties to any of the Material Agreements is in default thereunder, nor, to the knowledge of Sellers, has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. None of the Sellers nor the Company has received written notice, or to the knowledge of Sellers, oral notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements, including, without limitation, any agreements relating to borrowed money to which the Company is a party or by or to which it or its assets are bound or subject, nor are any of the Sellers or the Company aware of any facts or circumstances which could reasonably be expected to lead to any such cancellation, revocation or termination.

         (d) The consummation of the transactions contemplated by this Agreement and the Seller Ancillary Documents will not cause a breach or a default under, accelerate any obligations under, give rise to any right of termination, loss of benefit or other adverse action under, or in any way affect the continuation, validity, enforceability or effectiveness of, any of the Material Agreements. All Material Agreements will be in full force and effect and will be valid and binding, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles, immediately after the Closing.

         (e) With respect to Governmental Contracts, the Company and, if necessary, each of the Sellers, have (i) complied in all respects with all certifications and representations that they have executed, acknowledged or set forth with respect to each such Governmental Contract (true copies of which have been furnished to the Purchaser); (ii) complied in all respects with all clauses, provisions and requirements incorporated, by reference or by operation of law, into each such Governmental Contract; and (iii) submitted certifications and representations with respect to each Governmental Contract that were in all material respects accurate, current and complete when submitted, and were properly updated to the extent required by law, regulation or the applicable Governmental Contract

         (f) None of the Sellers nor the Company have, with respect to any Governmental Contract: (i) received written notice, or to the knowledge of Sellers or the Company, oral notice that the Company has breached or violated any law, regulation, statute, certification, representation, clause, provision, or requirement with respect to any such Governmental Contract, (ii) received any show cause notice or cure notice with respect to any Governmental Contract,
(iii) received any formal or informal determination that costs incurred under any such Government Contract have been questioned or disallowed, (iv) received any adverse decision from a contracting officer relating to any such Governmental Contract, (v) received any written, or to the knowledge of Seller oral notice, that monies due under any Governmental Contract are or may be subject to withholding or setoff.

         (g) There are no pending claims against any Governmental Authority or, to the knowledge of the Sellers, threatened claims against any prime contractor, subcontractor or vendor arising out of or relating to any such Governmental Contract, except for routine demands in the ordinary course of business.

     3.28 Guaranties. Except as set forth on Schedule 3.28, the Company is not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of the Company.

     3.29 Products.

         (a) To the knowledge of Sellers, there exists no set of facts (i) which could reasonably be expected to furnish a basis for the recall, withdrawal or suspension of any product, Governmental Authorization, approval or consent of any Governmental Authority with respect to any product distributed or sold by the Company (a "Product"), (ii) which could reasonably be expected to furnish a basis for the recall, withdrawal or suspension by order of any state, federal or foreign court of law of any Product, or (iii) which could reasonably be expected to have an adverse effect on the continued operation of any facility of the Company or which could reasonably be expected to otherwise cause the Company to recall, withdraw or suspend any such Product from the market or to change the marketing classification of any such Product. There are no defects in the designs, specifications, or process with respect to any Product sold or otherwise distributed that will give rise to any Losses or that will cause such Products to not be useable as intended or marketed.

         (b) There is no material correspondence (other than routine correspondence with U.S. Customs Authorities and filings with the Internal Revenue Service) received or sent by or on behalf of the Company during the past five (5) years from or to any Governmental Authority.

     3.30 Environmental and Safety Matters.

         (a) For purposes of this Agreement, the term "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation); "Release" shall have the meaning set forth in CERCLA (as defined below); and "Environmental Lien" shall mean any lien, whether recorded or unrecorded, in favor of any Governmental Authority, relating to any liability of the Company, or the Sellers with respect to the Company, arising under any Environmental and Safety Requirements.

         (b) Each of the Sellers and the Company have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Sellers nor the Company has received any oral or written notice, report or information regarding any Liabilities or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or any of their respective properties or facilities. Without limiting the generality of the foregoing, the Company has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of its business as presently being conducted, as it has been conducted in the past and as it is proposed to be conducted in the future. A list of all such permits, licenses and other authorizations of the Company is set forth on
Schedule 3.30 attached hereto.

         (c) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement or the Seller Ancillary Documents shall impose any obligations on the Company or otherwise for site investigation or cleanup, or notification to or consent of any Governmental Authority or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

         (d) None of the Sellers nor the Company has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance

(including, without limitation, any hazardous substance), or owned, occupied or operated any facility or property, so as to give rise to Liabilities of the Company for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any other Environmental and Safety Requirements. Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company, prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including, without limitation, those Liabilities relating to onsite or offsite Releases or threatened Releases or hazardous materials, substances or wastes, personal injury, property damage or natural resources damage).

         (e) Neither the Company, nor any of the Sellers on behalf of the Company, have either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

         (f) No Environmental Lien has attached to any property leased or operated by the Company or any of the Sellers on behalf of the Company.

     3.31 Accounts Receivable and Notes Receivable. Except as set forth on
Schedule 3.31, all accounts and notes receivable other than those related to the Excluded Business (the "Receivables") have arisen in the ordinary course of business, represent valid obligations owed to the Company for sales made, services performed or other charges, are not subject to claims or set-off or other defenses or counter-claims, and, subject only to consistently recorded reserves for bad debts (which have been recorded on the Financial Statements and books and records of the Company), have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms, subject only to return rights in the ordinary course of business. All items which are required by GAAP to be reflected as Receivables on the Financial Statements and on the books and records of the Company are so reflected. Attachment 3.31(a) is a true and complete aged list of all of the Receivables as of the Closing Date, and except as set forth on Attachment 3.31(a), none of the Receivables included in the Financial Statements are owed by the Sellers or relate to the Sellers or any employee, stockholder or affiliate of the Company. Attachment 3.31(b) separately sets forth, without giving effect to the transactions contemplated hereby, a list of any and all Receivables from the Sellers, employees, stockholders and Affiliates of the Company including, without limitation, all notes, loans, advances or other monies owed to the Company by any past or present employee. Schedule 3.31(c) separately sets forth a list of any and all Receivables relating to the Excluded Business on the date of its transfer.

     3.32 Accounts and Notes Payable. Attachment 3.32(a) sets forth a true and correct aged list of all accounts and notes payable of the Company as of the Closing Date, except for those relating to the Excluded Business. All such accounts and notes payable have arisen in the ordinary course of business and represent valid indebtedness of the Company for the exclusive benefit of the Company. All items which are required by GAAP to be reflected as accounts and notes payable on the Financial Statements and on the books and records of the Company are so reflected. Attachment 3.32(b) sets forth a true and correct aged list of all accounts and notes payable of the Company relating to the Excluded Business.

     3.33 Inventory Valuation. The raw materials, work in process, spare parts, and other inventory of the Company as set forth on the Financial Statements and on the Estimated Closing Date Balance Sheet are, and the raw materials, work in process, spare parts, and other inventory of the Company currently are, in usable or salable condition in the ordinary course of business at the respective amounts carried, net of reserves, on the Financial Statements and on the books and records of the Company. The raw materials, work in process, spare parts, and other inventory are (a) not obsolete or excessive and are of at least the standard quality for such items; (b) of standard quality suitable for the manufacture and distribution for such products; and (c) not in excess of the normal purchasing patterns of the Company. All items which are required by GAAP to be reflected as inventory on the Estimated Closing date Balance Sheet and on the books and records of the Company are so reflected.

     3.34 No Material Adverse Change. Except as set forth on Schedule 3.34, since October 1, 2002, there has been no Material Adverse Change with respect to the Company, whether or not covered by insurance.

     3.35 Absence of Certain Business Practices. None of the Sellers, the Company, the Related Parties nor their Affiliates or any other Person acting on behalf of or associated with the foregoing parties, acting alone or together, has with respect to the business or activities of the Company (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Company has done business directly or indirectly; or (b) except in connection with entertainment, promotional, advertising and marketing disbursements lawfully made in the ordinary course of business, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company or other Person (other than to or for a governmental entity or employee) who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) may subject the Company to any damage or any penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had a Material Adverse Effect on the assets, business or, operations of the Company as reflected in the Financial Statements or (iii) if not continued in the future, may result in a Materially Adverse Effect or subject the Company to suit or penalty in any private or governmental litigation or proceeding. The Company has not made any unlawful payments to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977.

     3.36 Insolvency. Each of the Sellers and the Company are able to pay their respective debts as they mature, and the transfer of the Securities by the Sellers to the Purchaser in accordance with the terms of this Agreement shall not constitute a voidable preference or transfer in fraud of any creditor under applicable federal or state insolvency law.

     3.37 FIRPTA. None of the Sellers nor the Company is a "foreign person" within the meaning of Section 1335 of the Code.

     3.38 Disclosure. The representations and warranties of the Sellers set forth in this Agreement, the Seller Ancillary Documents or any certificate furnished by or on behalf of the Sellers or the Company to AHI and/or the Purchaser or its agents pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby do not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the circumstances in which made, not misleading.


                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF AHI AND THE PURCHASER

     In order to induce each of the Sellers to enter into this Agreement and the Seller Ancillary Documents and to consummate the transactions contemplated hereby and thereby, AHI and the Purchaser, jointly and severally, make the representations and warranties set forth below to each of the Sellers.

     4.1 Organization; Standing and Power. AHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 Authorization; Enforceability. Each of AHI and the Purchaser has all requisite right, corporate power, and corporate authority to execute, deliver, and perform this Agreement and the Purchaser Ancillary Documents and to consummate the transactions contemplated hereby and thereby. This Agreement and the Purchaser Ancillary Documents to which AHI or the Purchaser is a party have been duly authorized by their respective Board of Directors, do not require any further authorization or consent and have been duly executed and delivered by AHI and the Purchaser, as the case may be, and constitute the legal, valid and binding obligations of AHI and Purchaser, as the case may be, enforceable in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

     4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the Purchaser Ancillary Documents and the consummation by AHI and the Purchaser of the transactions contemplated hereby and thereby (a) do not violate or conflict with any Applicable Law, except where such violation or conflict would not have a Material Adverse Effect, (ii) do not violate or conflict with any provision of the certificate of incorporation or bylaws of AHI or the Purchaser; and (iii) do not, with or without the passage of time or the giving of notice, (x) result in the breach of, constitute a default, or give rise to a right of termination, cancellation, or acceleration of performance or loss of benefit or require any consent or waiver under, or in any way affect the continuation, validity, or effectiveness of any agreement, understanding or instrument to which AHI or the Purchaser is a party or by which AHI or the Purchaser or their respective properties may be bound or affected or (y) result in the creation of any Encumbrance upon any property or assets of AHI or the Purchaser pursuant to any agreement, understanding, or instrument to which AHI or the Purchaser is a party or by which AHI or the Purchaser or their respective properties may be bound or affected, other than instruments or agreements as to which a written consent or waiver shall have been obtained at or prior to the Closing.

     4.4 Brokers. AHI and Purchaser have not employed any financial advisor, broker or finder and have not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement or the other agreements or documents contemplated hereby to be executed by them.

     4.5 Investment Intent. Purchaser acknowledges that the Securities are not registered under the Securities Act and represents that the Securities will be acquired by Purchaser for investment and not for resale or with a view to the distribution thereof. The Purchaser represents that it is a sophisticated and knowledgeable investor and has such experience in financial and business matters as to be able to adequately assess the business of the Company and the transaction contemplated herein.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     5.1 Survival of Representations and Warranties. No claim may be made or suit instituted seeking indemnification pursuant to this Agreement for any failure of any representation or warranty to be true and correct unless a written notice describing such failure is provided to the Indemnifying Party prior to (a) the expiration of the applicable statute of limitations with respect to the representations and warranties set forth in Sections 3.1, 3.2, 3.10, 3.11, 3.14, 3.25, 3.26, 3.30 and 3.35 hereof, or (b) April 30, 2006 with respect to each of the other representations and warranties set forth in this Agreement.

     5.2 Investigation.The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, attachment, list or other document delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement.

     5.3 Indemnification.

         (a) By the Sellers. Each of the Sellers agree to be jointly and severally responsible for, pay, indemnify and hold harmless the Purchaser and AHI and their respective directors, officers, employees, agents, successors and assigns (the "Purchaser Indemnified Parties") from, against and in respect of, the full amount of any and all Liabilities, damages, claims, deficiencies, fines, assessments, losses, Taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, "Losses") arising from, in connection with, or incident to:

     (i) subject to the provisions of Section 5.1 hereof, any breach, or inaccuracy of any of the representations or warranties of the Sellers contained in this Agreement or any of the Seller Ancillary Documents;

     (ii) any breach by the Sellers of any covenants or agreements contained in this Agreement or any of the Seller Ancillary Documents;

     (iii) any failure by the Sellers to perform any obligation contained in this Agreement or any of the Seller Ancillary Documents;

     (iv) any Liability resulting from any litigation with respect to acts, omissions, facts or circumstances arising prior to the Closing Date involving the Company, regardless of whether or not such litigation was disclosed by the Sellers on Schedule 3.6, provided that a written notice describing such pending, threatened or existing litigation is provided to the Sellers on or prior to April 30, 2006;

     (v) any and all Taxes and related penalties, interest or other charges for any unaccrued or unreported Tax Liabilities with respect to the Sellers or the Company for all periods prior to or including the Closing Date, including without limitation any Liability for Taxes on account of the transfer by the Company of the Excluded Business at or immediately prior to the Closing;

     (vi) any and all Liabilities arising out of, relating to, resulting from or caused (whether in whole or in part) by the termination of the Pension Plan;

     (vii) any and all Liabilities arising out of, relating to, resulting from or caused (whether in whole or in part) by any claim arising out of any transaction, event, condition, occurrence or situation in any way relating to the Securities, the Company or the conduct of the business of the Company arising or occurring on or prior to the Closing Date without regard to whether such claim exists on the Closing Date or arises at any time thereafter, provided that a written notice describing any such Liability is provided to the Sellers on or prior to April 30, 2006; provided, further, the Purchaser Indemnified Parties shall not be entitled to Losses pursuant to this Section 5.3(a)(vii) that are Liabilities (a) reflected on the Closing Date Balance Sheet (to the extent of the dollar amount of the liability reflected) or (b) incurred within thirty days prior to Closing in the ordinary course of the Company's business consistent with past practice and not required by GAAP to be set forth on the Closing Date Balance Sheet.

     (viii) any and all Liabilities arising in connection with compliance with any reallocation of the percentages set forth on Schedule 2.2(c) pursuant to Section 2.2(c); and

     (ix)    any Losses relating to those matters set forth on Schedule
             5.3(a)(ix).

         (b) By AHI and the Purchaser. AHI and the Purchaser agree to be responsible for, pay, indemnify and hold harmless the Sellers and their respective heirs, distributees and other lawful successors ("Seller Indemnified Parties") from, against and in respect of, the full amount of any and all Losses arising from, in connection with, or incident to:

     (i) subject to the provisions of Section 5.1 hereof, any breach or inaccuracy of any of the representations or warranties of AHI or the Purchaser contained in this Agreement or any of the Purchaser Ancillary Documents;

     (ii) any breach by AHI or the Purchaser of any covenants or agreements contained in this Agreement or any of the Purchaser Ancillary Documents;

     (iii) any failure by AHI or the Purchaser to perform any obligations contained in this Agreement or any of the Purchaser Ancillary Documents; and

     (iv) any and all Liabilities arising out of, relating to, resulting from, or caused (whether in whole or in part) by any claim arising out of any transaction, event, condition, occurrence, or situation to the extent relating to the conduct of the business of the Company arising or occurring after the Closing Date to the extent that such Liabilities are not caused (whether in whole or in part) from the willful misconduct or negligence of any of the Sellers or otherwise arise out of any breach by the Sellers of this Agreement.

         (c) Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

                  (i) An Indemnified Party under this Agreement shall (a) with respect to claims for Losses asserted against such party by any third party, give written notice to the Indemnifying Party of any Liability or other circumstance which might give rise to a claim for indemnity under this Agreement, as soon as reasonably possible, but not later than twenty (20) days prior to the date any answer or responsive pleading is due (or if not practicable under the circumstances, the earliest date practicable) and (b) with respect to other matters for which the Indemnified Party may seek indemnification, the Indemnified Party shall give prompt written notice to the Indemnifying Party of any Liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party, except to the extent the rights of the Indemnifying Party are materially prejudiced. Notwithstanding the foregoing, AHI and the Purchaser shall have no obligation hereunder to give notice to the Sellers for any claims relating to any Losses arising from any matter described on any Schedule or Attachment attached hereto.

                  (ii) Subject to Section 5.3(c)(iii), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing (provided that such counsel shall be reasonably acceptable to the Indemnifying Party), the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party hereunder, and in any such case the Indemnifying Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnifying Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnifying Party (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnifying Party shall fail, within ten (10) business days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnifying Party has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

                  (iii) If any third Person claim, action or suit against any Indemnified Party is (A) both (x) solely for money damages of an amount less than $150,000 (except that such amount shall be $250,000 during the period prior to the Holdback Release Date) and (y) if the Sellers are the Indemnifying Party and such claim, action, or suit, if determined adversely to the Indemnified Party, could not reasonably be expected to have a Material Adverse Effect (it being agreed solely for purposes of this section that a claim solely for money damages of an amount less than $150,000 (or $250,000 during the period prior to the Holdback Release Date) would not result in a Material Adverse Effect), or (B) is in connection with Losses resulting from Item 1 set forth on
         Schedule 5.3(a)(ix), then with respect to each such claim, action or suit the Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party hereunder; provided that the Indemnifying Party has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnifying Party has an obligation to provide indemnification to the Indemnified Party in respect thereof, and for only so long as the Indemnifying Party is diligently pursuing the defense of such claim, action or suit and provided further that in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith. Notwithstanding the foregoing, the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnifying Party has so elected to conduct and control the defense thereof. So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay, settle, or compromise such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be a an actual conflict of interest for such counsel in the opinion of such counsel. If the Indemnifying Party does not make such election, or having made such election does not, in the good faith reasonable opinion of the Indemnified Party, proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnifying Party to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived. The parties acknowledge that Sellers shall be entitled to control the defense of any litigation scheduled on Schedule 3.6 pursuant to this Section 5.3(c)(iii) provided it diligently continues to defend such claim with counsel acceptable to Purchaser.

                  (iv) With regard to any and all claims for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earliest to occur of (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five business (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. The earlier to occur of (i), (ii) or (iii) above being referred to herein as a "Final Determination". Notwithstanding the foregoing, provided that there is no good faith dispute as to the applicability of indemnification, the reasonable legal fees and expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such legal fees and expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                  (d) Limitations on Indemnification.

                  (i) Anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be made to the Purchaser Indemnified Parties until the amounts which the Purchaser Indemnified Parties would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $100,000 (the "Purchaser Indemnification Threshold"), at which time the Purchaser Indemnified Parties shall, subject to Section 5.3(d)(ii), be indemnified dollar-for-dollar for the full amount of such indemnification, without any deduction for the Purchaser Indemnification Threshold; provided, that the limitations set forth in this Section 5.3(d)(i) shall not apply to indemnification claims made with respect to Sections 5.3(a)(i) (solely with respect to a breach of Sections 3.1, 3.2, 3.10, 3.11, 3.14, 3.25, 3.26, 3.30 or 3.35),
         5.3(a)(ii), 5.3(a)(iii), 5.3(a)(v), 5.3(a)(vi), 5.3(a)(viii),
         5.3(a)(ix), 5.5, 5.6(b), 7.1 or 7.2 or claims based upon fraud and the Purchaser Indemnified Parties shall be indemnified dollar-for-dollar to the extent of any Losses with respect to any such matters.

                  (ii) Except as set forth in Section 5.3(d)(iii), anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be required to be made to the Purchaser Indemnified Parties in excess of $7,000,000 with respect to (a) section 5.3(a)(i) with respect to a breach by Sellers of any representation or warranty set forth herein, or (b) Section 5.3(a)(iv) with respect to any Losses that arise solely from a products liability claim by a customer asserting damages arising out of a defect in a product sold by the Company; provided, however, that the foregoing limitation shall be $5,000,000 for the indemnification provisions set forth in (I) Section 5.3(a)(i) with respect to a breach of Section 3.29, unless such matter was required to be disclosed on Schedule 3.29 hereof and was not so disclosed, and (II) Section 5.3(a)(iv) with respect to any Losses that arise solely from a products liability claim by a customer asserting damages arising out of a defect in a product sold by the Company, provided that such claim was not required to be disclosed on Schedule
         3.6 or constitutes a breach of Section 3.29 on the date hereof (each of (I) and (II) being a "Product Liability Indemnification"), if, in the case of either (I) or (II), the Company is actually being insured against such Losses (in whole or in part) under the insurance policies insuring the Company with respect to such matter.

                  (iii) The limitations set forth in Section 5.3(d)(ii) shall not apply to indemnification claims made with respect to Section 5.3(a)(i) (solely with respect to a breach of Sections 3.1, 3.2, 3.10, 3.11, 3.14, 3.25, 3.26, 3.30, or 3.35) or claims based upon fraud and the Purchaser Indemnified Parties shall be indemnified dollar-for-dollar to the extent of any Losses with respect to any such matters.

                  (iv) Anything in this Agreement to the contrary notwithstanding, any indemnification payment required to be made to the Purchaser Indemnified Parties for Losses for any breach of a representation or warranty hereof shall be reduced by an amount up to and including $300,000 in the aggregate to the extent that the Losses attributable to such breach have already been reflected in an adjustment of Purchase Price pursuant to Section 2.3(a) or, 2.3(b) or 2.3(d) hereof. For the avoidance of doubt, any and all Losses shall count and be applied towards the Purchaser Indemnification Threshold and the Purchaser Indemnification Threshold shall not apply to any Losses exceeding $100,000 hereunder notwithstanding that the amount of indemnification available in respect of such Losses is reduced pursuant to this Section 5.3(d)(iv) or that such Losses impact Tangible Net Worth. By way of example, if there is an adjustment of Purchase Price pursuant to Section 2.3(a) or, 2.3(b) or 2.3(d) hereof in the amount of

         $80,000 and Losses of $120,000 relating to the circumstances creating such adjustment as a result of a breach of one or more of the representations and warranties set forth herein, Purchaser would be entitled to payment of $40,000 in Losses notwithstanding the Purchaser Indemnification Threshold.

                  (v) Anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be made to the Seller Indemnified Parties until the amounts which the Seller Indemnified Parties would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $100,000 (the "Seller Indemnification Threshold"), at which time the Seller Indemnified Parties shall be indemnified dollar-for-dollar for the full amount of such indemnification, without any deduction for the Seller Indemnification Threshold; provided, that the limitations set forth in this Section 5.3(d)(v) shall not apply to indemnification claims made with respect to Sections 5.3(b)(ii), 5.3(b)(iii), or a claim based upon fraud and the Purchaser Indemnified Parties shall be indemnified dollar-for-dollar to the extent any Losses with respect to such matters exist.

                  (vi) Anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be required to be made to the Seller Indemnified Parties in excess of $5,000,000 with respect to (a) Section 5.3(b)(i) with respect to a breach by Sellers of any representation or warranty set forth herein, or (b) Section 5.3(b)(iv) with respect to any Losses that arise solely from a products liability claim by a customer asserting damages arising out of a defect in a product sold by the Company; provided, that such limitation shall not apply on a claim based upon fraud and the Seller Indemnified Parties shall be indemnified dollar-for-dollar to the extent any Losses with respect to such matters exist.

                  (vii) The extent to which any Indemnified Party shall be entitled to indemnification hereunder shall be reduced by the amount of any insurance proceeds received by the Indemnified Party on account of the claim that the Indemnified Party is seeking to be indemnified for, irrespective of the identity of the party that paid for such insurance.

                  (viii) The Purchaser and AHI shall seek coverage from their and the Company's respective insurance companies for matters that may give rise to Losses resulting from a Product Liability Indemnification. To the extent that proceeds from insurance coverage are provided to the Purchaser, the Company or AHI for matters that give rise to Losses resulting from a Product Liability Indemnification, AHI and the Purchaser shall use such proceeds as reimbursement for such Losses and Sellers shall not be liable for such Losses to the extent such Losses are recovered thereby and shall remain liable only for any policy deductibles and any Losses exceeding the amounts recovered.

                  (ix) Anything in this Agreement to the contrary notwithstanding, the liability of David Sciuto for Losses under Section
         5.3 shall be limited to 0.4 percent of the aggregate amount of such Losses, provided that he shall be solely liable for one hundred percent (100%) of Losses arising out of a breach of the representations and warranties set forth in Sections 3.2 or 3.14(b), to the extent they arise out of or relate to the Securities that were owned by him.

         (e) Right of Set-Off. The Purchaser and AHI shall have the right, at any time, to set-off against any payments or obligations otherwise owing to any of the Sellers, including, without limitation, the Holdback Amount, the Retained Holdback Amount, the Tax Holdback Amount the Retained Holdback Balance Amount, and payments owing pursuant to Section 5.5(a) hereof (but excluding any earnings of any of the Sellers under the Employment Agreements or the Consulting Agreement), any amount owed by the Sellers to the Purchaser Indemnified Parties as indemnification; provided, however, that after the Holdback Release Date, the Purchaser and AHI may (i) only set-off against the Tax Holdback Amount such amounts owing to the Purchaser Indemnified Parties by Sellers as a result of an indemnification claim under Section 5.3(a)(v) hereof, and (ii) only set-off against the Retained Holdback Balance Amount such amounts owing to the Purchaser Indemnified Parties by the Sellers as a result of an indemnification claim under
Section 5.3(a)(vi) hereof. The foregoing rights of set-off are in addition to and not in lieu of any right of the Purchaser to any payment from the Holdback Amount, and the Purchaser shall not be required to proceed against or exhaust any other source of security.

         (f) Each of Sellers and Purchaser shall be entitled to treat any indemnification payment made hereunder as an adjustment to Purchase Price for purposes of their respective federal and state income tax returns.

     5.4 Taxes.

         (a) The Sellers shall be responsible for, and shall pay or cause to be paid, and shall indemnify and hold the Company, AHI, the Purchaser, and their respective Affiliates and successors harmless from and against any and all Taxes that may be imposed on or assessed against them on account of Taxes imposed upon the Company or its assets (i) with respect to all taxable periods ended on or prior to the Closing Date, if and to the extent, but only to the extent, that the Liability for such Taxes exceeds the Liabilities or accruals taken into account in the preparation of the Closing Date Balance Sheet for Taxes relating to such periods; (ii) with respect to any Person other than the Company arising under Reg. Section 1.1502-6 (or any similar provision or state, local, or foreign law), or as a transferee or successor or by contract or otherwise; (iii) with respect to any and all Taxes allocated to any of the Sellers pursuant to
Section 5.4(c) hereof; (iv) with respect to any Taxes incurred by or imposed upon the Company, the Purchaser or AHI in connection with the transactions contemplated hereby; (v) with respect to Tax Liabilities of the Sellers arising after the Closing Date, or (vi) arising from any misrepresentation or breach of warranty contained in Section 3.26 hereof. The Sellers shall also pay or cause to be paid and shall indemnify and hold harmless the Company, AHI, the Purchaser, and their Affiliates and successors from and against all losses, damages and reasonable third party costs and expenses (including reasonable attorney, accountant and expert witness fees and disbursements) ("Related Costs") incurred in connection with the Taxes for which the Sellers indemnify the Company, AHI, the Purchaser, and their Affiliates and successors pursuant to this Section 5.4(a) (or any asserted deficiency, claim demand or assessment, including the defense or settlement thereof) or the enforcement of this Section 5.4(a). Any payment required to made by the Sellers pursuant to this Section 5.4(a) shall be made within 30 days after written notice from the Purchaser.

         (b) The Purchaser shall be responsible for, and shall pay or cause to be paid, and shall indemnify and hold the Sellers harmless from and against, any and all Taxes that may be imposed on or assessed against the Sellers on account of Taxes imposed on the Company or its assets (i) with respect to taxable periods of the Company beginning after the Closing Date, and (ii) any and all Taxes allocated to the Purchaser pursuant to Section 5.4(c) hereof. The Purchaser shall also pay or cause to be paid and shall indemnify and hold harmless the Sellers from and against all Related Costs of the Sellers incurred in connection with the Taxes for which the Purchaser indemnifies the Sellers pursuant to this Section 5.4(b) (or any asserted deficiency, claim, demand or assessment, including the defense or settlement thereof) or the enforcement of this Section 5.4(b). Any payment required to be made by the Purchaser pursuant to this Section 5.4(b) shall be made within 30 days of written notice from the Seller.

         (c) The Company and the Purchaser shall close the taxable period of the Company on the Closing Date, unless such action is prohibited by law. In any case where Applicable Law prohibits any Company from closing its taxable year on the Closing Date, then Taxes, if any, attributable to the taxable period of such Company or Company Subsidiary beginning before and ending after the Closing Date shall be allocated (i) to the Sellers for the period up to and including the Closing Date, and (ii) to Purchaser for the period subsequent to the Closing Date. Notwithstanding the above, any payment made with respect to the first item on Schedule 2.2(a)(i) on the Closing Date shall be allocated to the period preceeding the Closing Date and any payment made with respect to payments made pursuant to Schedule 2.2(a)(ii) made after the Closing Date shall be allocated to the period subsequent to the Closing Date. For purposes of this Section 5.4(c), Taxes for the period up to and including the Closing Date shall be determined on the basis of an interim closing of the books as of the end of the Closing Date; provided, however, that in the case of any Tax not based on income or receipts, such Taxes payable by Sellers shall be equal to the amount of such Tax for the taxable year multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable year through the Closing Date, and the denominator of which shall be the number of days in the taxable year. Notwithstanding the foregoing, the expense related to the payment of obligations of the Company to be made on the Closing Date from the Purchase Price for the Securities shall be deemed to be an expense incurred during the period ending on the Closing Date regardless of when such payments are made.

         (d) The Sellers shall be responsible for filing or causing to be filed all tax returns required to be filed by or on behalf of the Company for periods ending on or before the Closing Date, which tax returns shall be filed within 75 days after the Closing Date. The Sellers shall provide to the Purchaser, for review and approval, a copy of each such tax return at least three (3) weeks prior to anticipated filing and in no event later than least three (3) weeks prior to the end of such 75 day period. The Purchaser's approval shall not be unreasonably withheld, and in no event shall this section operate to cause any such return to be filed after the due date (including any extension thereof) for the filing of such return. Purchaser shall be responsible for filing or causing to be filed all tax returns required to be filed by or on behalf of the Company for periods ending after the Closing Date (other than tax returns for periods ending on or before the

Closing Date but not due until after the Closing Date). With respect to returns, if any, for periods that begin before but end after the Closing Date ("Straddle Returns"), the Purchaser shall pay or cause to be paid all Taxes to which such returns relate for all periods covered by such returns; provided, however, that the Sellers shall pay to the Purchaser the amount determined pursuant to Section 5.4(c) hereof, but only to the extent the Sellers have an obligation to indemnify the Purchaser for such amounts pursuant to Section 5.4(a) hereof, not later than fifteen days before the due date for payment of Taxes with respect to such tax returns. To the extent any Taxes shown due on Straddle Returns are indemnifiable by the Sellers, Straddle Returns shall be prepared in a manner consistent with prior practice, unless otherwise required by Applicable Law, as solely determined by the Purchaser upon written notice to the Sellers. The Purchaser shall provide the Sellers with a statement setting forth in reasonable detail the amount, if any, payable pursuant to this Section 5.4(d).

         (e) Each of the Sellers and the Purchaser shall cooperate fully with each other and make available to each other in a timely fashion such Tax data and other information and personnel as may be reasonably required for the payment of any estimated Taxes and the preparation of any tax returns required to be prepared hereunder. Each of the Sellers and the Purchaser shall make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax Liabilities of the Company and the Company Subsidiaries for all taxable periods thereof ending on, before or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof; provided, however, that if a proceeding has been instituted for which the information, records or documents are required prior to the expiration of the applicable statute of limitations, then such information, records or documents shall be retained until there is a Final Determination with respect to such proceeding.

         (f) The Purchaser and the Sellers shall promptly notify each other in writing upon receipt by the Purchaser or the Sellers, as the case may be, of any notice of any tax audits of or assessments against the Company for taxable periods ending on or before the Closing Date. The failure of one party promptly to notify the other party of any such audit or assessment shall not forfeit the right to indemnity except to the extent that a party is materially prejudiced as a result. The Purchaser shall have the sole right to represent the Company's interests in any tax proceeding relating to such tax audits or assessments and to employ counsel of its choice at its expense. The Purchaser and the Sellers each agree to cooperate fully with the other and its or their respective counsel in the defense against or compromise of any claim in any tax proceeding.

         (g) The Sellers and the Purchaser agree that any payments made hereunder (whether made directly to a party or to another indemnitee) may be treated by either party as an adjustment to the aggregate Purchase Price for the Securities for tax reporting purposes.

         (h) All obligations under this Section 5.4 shall survive the Closing hereunder and continue until 10 days following the expiration of the statute of limitations on assessment of the relevant Tax. Notwithstanding the foregoing, any claim for indemnification hereunder shall survive such termination date if, prior to the termination date, the party making the claim shall have advised the other party in writing of facts that may constitute or give rise to an alleged claim for indemnification, specifying in reasonable detail the basis under this Agreement for such claim. In the event of an audit of the Company for any period ending on or prior to the Closing Date, the Company shall, at the expense of the Sellers which shall be paid as such expenses are incurred, reasonably cooperate with the Sellers with respect to such audit.

     5.5 Accounts Receivable.

         (a) The Sellers hereby jointly and severally guarantee the collection of 100% of the Company's accounts receivable, net of any reserves, included in the calculation of the Tangible Net Worth of the Company (the "Closing Date Receivables"). If any amount of the Closing Date Receivables is not collected on or prior to (90) days after the Closing Date (the "AR Deadline"), the Purchaser may thereafter, from time to time, give written notice thereof to the Sellers requesting reimbursement for some or all of the uncollected Closing Date Receivables and the Sellers shall, within ten (10) business days thereafter, reimburse the Purchaser for the amount thereof. The Closing Date Receivables shall be collected after the Closing Date in a commercially reasonable manner consistent with the manner in which the Company collects other accounts receivable arising after the Closing Date. The Sellers agree that, from and after the Closing Date, the Company shall have the right and authority to collect for its own account the Closing Date Receivables in accordance with the procedures and policies of the Purchaser applicable under the circumstances, but the Company shall have no obligation to resort to legal action or other third party collection methods.

         (b) Any amounts received from the account debtor of a Closing Date Receivable shall be applied to the oldest invoice, except insofar as a customer has indicated otherwise.

         (c) To the extent that any Closing Date Receivable remains outstanding upon expiration of the AR Deadline, the Company may, at the Purchaser's discretion, continue to attempt to collect such Closing Date Receivable, or may give written notice of the non-collectability of such Closing Date Receivable to the Sellers, and the Sellers shall have the opportunity, during the ten-day period following the date of such written notice, to consult with and advise the Purchaser and the Company with respect to the manner in which such Closing Date Receivable may be collected, it being understood by the parties hereto that the Purchaser and the Company shall have the sole right, but not the obligation, to implement any such collection methods and that the Sellers shall not contact any account debtors in respect of such collection without the express written consent of the Purchaser in each instance.

         (d) Upon the expiration of such ten-day period, the Purchaser shall have the right, in its sole discretion, to either (A) exercise the Purchaser's rights under Section 5.3, including the Right of Set-Off, to the extent of the amount of such uncollected Closing Date Receivable, or (B) to continue to pursue collection thereof; provided, however, that the Purchaser may at any time thereafter exercise its rights under Section 5.3, including its Right of Set-Off under Section 5.3(e).

         (e) Upon set-off by the Purchaser, Purchaser shall cause the Company to assign to the Sellers, as a group, such uncollected Closing Date Receivables, and the Sellers shall have the right to pursue the collection of such outstanding Closing Date Receivables for their own account; provided, that the Sellers shall confer with the Purchaser at least 10 days prior to taking legal action and, during such 10 day period or any time thereafter, the Purchaser, in its sole discretion, may elect to cause the Company to take back any outstanding Closing Date Receivable assigned to the Sellers pursuant to this subsection (e), and the Sellers shall assign such outstanding Closing Date Receivable to the Purchaser. If the Purchaser elects to cause the Sellers to take back any such uncollected Closing Date Receivable, the Purchaser shall repay 100 percent of any amounts collected on account thereof pursuant to Section 5.3.

         (f) The Sellers agree that in their efforts to collect any Closing Date Receivables, they shall use commercially reasonable efforts not to injure any customer relationships of the Company, the Purchaser or AHI in collecting the Closing Date Receivables.

         (g) Notwithstanding any other provision of this Section 5.5, Purchaser shall attempt to collect receivables from those accounts listed on Schedule 5.5 hereto for at least 120 days following the invoice date before seeking payment in respect of such Closing Date Receivables.


     5.6 Distribution of Excluded Assets; Termination of Certain Liabilities.

         (a) At or prior to the Closing, the Sellers shall cause the Company to pay, discharge and satisfy in full the Liabilities set forth on Schedule 5.6(a) (the "Excluded Liabilities"). At the Closing, the Sellers shall deliver to the Company and the Purchaser evidence satisfactory to the Purchaser of the complete satisfaction or discharge of the Excluded Liabilities, and the release of the Company and its assets, as the case may be, from such Liabilities.

         (b) Prior to or at the Closing, the Sellers shall cause the Company to transfer to the Sellers or their designees all of the properties and Liabilities of the Excluded Business set forth on Schedule 1.1(a), which comprise all of the properties and Liabilities of the Excluded Business owned by the Company. The Sellers hereby warrant and represent that such distribution shall not give rise to any Liability to the Company, including any Liability for Taxes, or alter the basis of any of the remaining assets of the Company. The Sellers shall furnish to the Purchaser at Closing proof of the disposition of all of the properties and Liabilities of the Excluded Business as the Purchaser shall require. After the Closing, the Company shall provide reasonable access to information regarding the Excluded Business that remains in the possession of the Company or its agents.

     5.7 Lease Termination; Post-Closing Use of Facility. Prior to or at Closing, the Sellers and the Company shall terminate the current lease of the Facility pursuant to the Lease Termination Agreement and the Company shall enter into the New Facility Lease.

                                   ARTICLE VI
                           CLOSING; CLOSING DELIVERIES

     6.1 Closing; Effective Date. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, on the date hereof. Each of the Sellers and Sellers' legal counsel shall be present in person at the Closing. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     6.2 Closing Date Deliveries by the Sellers and the Company. At the Closing, the Sellers shall deliver the following documents to Purchaser:

     (a) the certificates representing the Securities, together with stock powers duly executed in blank;

     (b) the Estimated Closing Date Balance Sheet and all completed Schedules hereto;

     (c) the employment agreements dated as of the date hereof and annexed hereto as Exhibit C and Exhibit D (the "Employment Agreements"), as respectively executed by Lisa Hatch-Sciuto and William Hatch and;

     (d) the consulting agreement dated as of the date hereof and annexed hereto as Exhibit E (the "Consulting Agreement"), as executed by Robert Hatch;

     (e) an executed release from each of the Sellers in the forms annexed hereto as Exhibit F(i)-(vi) (the "Seller Releases");

     (f) evidence satisfactory to the Purchaser of the discharge of the Excluded Liabilities pursuant to Section 5.6(a) hereof;

     (g) evidence satisfactory to the Purchaser of the disposition of all of the properties and release of all of the Liabilities of the Excluded Business pursuant to Section 5.6(b) hereof;

     (h) a fully executed lease termination agreement in the form annexed hereto as Exhibit G (the "Lease Termination Agreement")

     (i) an executed counterpart of a lease for the Facility of the Company between Donlon Partners and the Company in the form annexed hereto as Exhibit H (the "New Facility Lease");

     (j) an executed consent from the spouse of each of the Sellers that are married in the forms annexed hereto as Exhibit I(i)-(iv) (the "Spousal Consents");

     (k) the written resignations of each of the directors and officers of the Company, effective upon Closing;

     (l)  the Legal Opinion;

     (m) a certificate, dated the Closing Date, of the Sellers and an officer of the Company reasonably acceptable to Purchaser and its counsel certifying (i) the authorizing resolutions adopted by the Board of Directors of the Company with respect to the transactions contemplated hereby, (ii) the current Certificate of Incorporation of the Company, together with all amendments thereto, as filed with the Secretary of State of California, (iii) the Bylaws of the Company, and (iv) that all of the minutes of the Company from the date of incorporation through the Closing Date are set forth in the minute book of the Company as delivered to Purchaser on the Closing Date;

     (n) a certificate, dated the Closing Date, of the Sellers and an officer of the Company reasonably acceptable to Purchaser and its counsel certifying the amount of unrestricted cash available for immediate withdrawal remaining in the operating account(s) of the Company;

     (o) the minute books of the Company, including corporate seals, unissued stock certificates, stock registers, certificates of incorporation, bylaws and corporate minutes, and other formation and organizational documents;

     (p) certificates, dated within thirty days of the Closing Date, issued by the Secretary of State or other similar appropriate governmental department, (i) as to the good standing of the Company in its jurisdiction of incorporation and (ii) certifying its certificate of incorporation, as amended to date;

     (q) the consents required of any other third party required in connection with the consummation of the transactions contemplated hereby, including, but not limited to, parties to the Material Agreements;

     (r) evidence reasonably satisfactory to Purchaser that (i) the Company has resigned as sponsor of the Pension Plan, and (ii) Hatch Worldwide Imports, Inc. has succeeded the Company as sponsor of the Pension Plan;

     (s) a fully executed Pension Plan Waiver in the form annexed hereto as Exhibit J (the "Pension Plan Waiver") from each of the Sellers that are participants under the Pension Plan; and

     (t) such other documents and instruments as the Purchaser may reasonably request.

     6.3 Closing Date Deliveries by AHI and/or the Purchaser. At Closing, AHI and/or the Purchaser shall deliver the following documents and funds to the
Seller:

     (a) a wire transfer of funds (provided that the Sellers shall, at least three business days prior to Closing, shall have furnished appropriate wire instructions) to or on behalf of the Sellers in the aggregate amount of the Initial Cash Consideration to the parties, accounts and for the amounts as set forth on Schedule 2.2(a) hereto;

     (b) a certificate of the Secretary of State of the state of organization for each of AHI and Purchaser as to the good standing of such party, and a certificate of the Secretary of State of the state of organization for each of AHI and Purchaser certifying their respective certificates of incorporation;

     (c) a certificate, dated the Closing Date, of the Secretary of Purchaser, setting forth the authorizing resolutions adopted by the Board of Directors of the Purchaser with respect to the transactions contemplated hereby;

     (d) a certificate, dated the Closing Date, of the Secretary of AHI, setting forth the authorizing resolutions adopted by the Board of Directors of AHI with respect to the transactions contemplated hereby;

     (e) counterparts of the Employment Agreements, the Consulting Agreement and the New Facility Lease as executed by the Company; and

     (f) such other documents and instruments as the Sellers may reasonably request.


                                   ARTICLE VII
                              ADDITIONAL COVENANTS

     7.1 General Confidentiality. Each of the Sellers acknowledge that the intangible property and all other confidential or proprietary information with respect to the business and operations of AHI and its Affiliates (together with the Company, the "AHI Companies") are valuable, special and unique assets of the AHI Companies. Each of the Sellers shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information of or with respect to the AHI Companies, whether or not for such Seller's own benefit (except, with respect to William Hatch, Lisa Hatch Sciuto and Robert Hatch as may be permitted pursuant to their respective Employment Agreement or the Consulting Agreement, as the case may be and except as may be required by legal process in connection with any dispute arising out of this Agreement or by Applicable Law, provided that AHI shall in such event be entitled to have a reasonable amount of time prior to such disclosure to seek protective orders), without the prior written consent of AHI or unless required by law, including without limitation, (i) trade secrets, designs, formulae, drawings, intangible property, diagrams, techniques, research and development, specifications, data, know-how, formats, marketing plans, business plans, budgets, strategies, forecasts and client data; (ii) information relating to the products developed,
(iii) the names of customers and
contacts, marketing strategies, the names of the vendors and suppliers, the cost of materials and labor, the prices obtained for services sold (including the methods used in price determination, manufacturing and sales costs), lists or other written records used in the business of any of the AHI Companies, compensation paid to employees and consultants and other terms of employment, production operation techniques or any other confidential information of, about or pertaining to the business of any of the AHI Companies, and any other information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with any of the AHI Companies, (iv) all tangible material that embodies any confidential and proprietary information as well as all records, files, memoranda, reports, price lists, drawings, plans, sketches and other written and graphic records, documents, equipment, and the like, relating to the business of any of the AHI Companies, and (vi) any other confidential information or trade secrets relating to the business or affairs of any of the AHI Companies which the Sellers may acquire or develop in connection with or as a result of the performance of his or its performance of the terms and conditions of this Agreement, excepting only such information as is already known to the public or which may become known to the public without any fault of the Sellers or in violation of any confidentiality restrictions. The Sellers acknowledge that AHI and Purchaser would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the AHI Companies. Notwithstanding the foregoing, any party to this Agreement may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the parties relating to the tax treatment and tax structure of such transactions.

     7.2 Non-competition, Non-disparagement, and Non-interference.

         (a) Each of the Sellers acknowledge that in order to assure Purchaser and AHI that Purchaser and AHI will retain the value of the Company as a "going concern," each of the Sellers, on the terms set forth in this Section 7.2, agree not to utilize their respective special knowledge of the business of the Company and its relationships with customers, prospective customers, suppliers and others or otherwise to compete with the AHI Companies in any Competitive Business subject to the terms hereafter set forth. For a period of five (5) years beginning on the Closing Date each of the Sellers and their respective Affiliates shall not (except (I) as an owner of two percent (2%) or less of the stock or debt of any company listed on a national securities exchange or traded in the over-the-counter market and (II) with respect to William Hatch, Lisa Hatch Sciuto and Robert Hatch as may be permitted pursuant to their respective Employment Agreement or the Consulting Agreement, as the case may be) engage or have an interest, anywhere in the United States of America or any other geographic area where any of the AHI Companies do business or in which their respective products are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder, or through the investment of capital, lending of money or property, rendering of services or capital, or otherwise, in any business that is directly or indirectly engaged in Competitive Business. During the same period, each of the Sellers and their respective Affiliates shall not, and shall not permit any of their respective employees, agents or others then under their control to, directly or indirectly, whether or not on behalf of such Seller, his or her Affiliates, or any other Person (except (I) as an owner of two percent (2%) or less of the stock or debt of any company listed on a national securities exchange or traded in the over-the-counter market and

(II) with respect to William Hatch, Lisa Hatch Sciuto and Robert Hatch as may be permitted pursuant to their respective Employment Agreement or the Consulting Agreement, as the case may be), (i) call upon, accept Competitive Business from, or solicit the Competitive Business of, any Person who is, or who had been at any time during the preceding five (5) years, a customer of any of the AHI Companies, known prospective customer of any of the AHI Companies, or supplier of any of the AHI Companies or any successor to any business of any of the AHI Companies, or (ii) recruit or otherwise solicit or induce any person who is an employee or consultant of, or otherwise engaged by the Purchaser, to terminate his or her employment or other relationship with any of the AHI Companies or hire any person who has left the employ of any of the AHI Companies during the preceding five (5) years.

         (b) Each Seller and his or her respective Affiliates shall not at any time, directly or indirectly, knowingly use or purport to authorize any Person to use any name, mark, copyright, logo, trade dress or other identifying words or images which are the same as or similar to those used currently or in the past by any of the AHI Companies in connection with any product or service, whether or not such use would be in a business competitive with that of any of the AHI Companies; provided, that the Seller's shall be entitled to use the name "Hatch" in connection with business activities that do not directly or indirectly relate to or involve Competitive Business.

         (c) Each Seller agrees not to make or cause to be made, directly or indirectly, any disparaging or derogatory statements concerning any of the AHI Companies or their respective businesses, services, reputations, or prospects, or their respective past or present officers, directors, employees, attorneys, and agents. Each of the Sellers further agree not to (i) request, suggest, influence or cause any Person, directly or indirectly, to cease doing business with or to reduce its business with any of the AHI Companies and (ii) do or say anything to damage any of the business, supplier, or customer relationships of any of the AHI Companies. Each Seller further agrees not to in any way, directly or indirectly, assist any Person in inducing or otherwise counseling, advising, encouraging, or soliciting any customer of any of the AHI Companies to terminate or in any way diminish its customer relationship with any of the AHI Companies.

         (d) Each of the Sellers acknowledge that compliance with the restrictions set forth in this Section 7.2 will not prevent him or her from earning a livelihood.

     7.3 Continuing Obligations; Equitable Remedies. The restrictions set forth in Sections 7.1 and 7.2 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Company, the Purchaser and AHI. AHI, Purchaser and each of the Sellers acknowledge that Purchaser and AHI would be irreparably harmed and that monetary damages would not provide an adequate remedy to Purchaser and AHI in the event that the covenants contained in Sections 7.1 and 7.2 were not complied with in accordance with their terms. Accordingly, the Sellers agree that any breach or threatened breach by any of them of any provision of Sections 7.1 and 7.2 shall entitle Purchaser to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available to Purchaser. If the Sellers breach the covenant set forth in
Section 7.2, the running of the five (5) year non-compete period described therein shall be tolled for so long as such breach continues. It is the desire and intent of the parties that the provisions of Sections 7.1 and 7.2 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of Sections 7.1 and 7.2 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, as the case may be, the time period, scope of activities or geographic area shall be reduced to the maximum extent that such court deems enforceable. If any provisions of Sections 7.1 or
7.2 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. In addition, if any party brings an action to enforce Sections 7.1 or 7.2 hereof or to obtain damages for a breach thereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party all attorney's fees and expenses incurred by the prevailing party in such action.

     7.4 Notification.

         (a) Each party to this Agreement shall promptly notify the other party in writing of the occurrence, or pending or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect (including without limitation, any event or circumstance which would have been required to be disclosed on any schedule to this Agreement as of the Closing Date). Any such notification shall not limit or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor any rights or remedies a party may have with respect to a breach of any representation, warranty or covenant.

         (b) After the Closing Date, each of the Sellers shall promptly notify the Purchaser of its receipt of (i) notice (written or oral) of any lawsuits, claims, proceedings or investigations which are threatened or commenced against the Company or against any officer, director, employee, consultant, agent or stockholder with respect to or affecting the affairs of the Company, (ii) any written notice or other communication from any Person alleging that the consent of such Person is or was required in connection with the transactions contemplated by this Agreement, and (iii) any written notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement that may affect the business or financial condition of the Company.


                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery, mailing or transmission thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). A copy of any notices delivered to Purchaser or AHI shall also be sent to (i) Kane Kessler, P.C., 1350 Avenue of the America, New York, New York 10019,
Attention: Robert L. Lawrence, Esq., Fax No. (212) 245-3009. A copy of any notices delivered to the Sellers shall also be sent Spolin, Silverman, Cohen & Bartlett LLP, 1620 26th Street, Suite 2000N, Santa Monica, CA 90404, Attention:
Joseph P. Bartlett, Esq., Fax No. (310) 496-2791.

     8.2 Entire Agreement. This Agreement contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

     8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

     8.4 Knowledge of the Parties. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge or to the knowledge of any of the parties hereto, each of the parties hereto acknowledges and confirms that it has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

     8.5 Assignment. This Agreement may not be assigned by any party without the written consent of the other party; provided, that AHI and the Purchaser may assign this Agreement to a corporation, partnership, or limited liability company of which either AHI or the Purchaser maintains majority control.

     8.6 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by its President or any Vice President or other person, who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

     8.7 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     8.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provision of this Agreement relating to a time period or scope of activities is declared by a court of competent jurisdiction to exceed the maximum permissible time period or scope of activities, as the case may be, the time period or scope of activities shall be reduced to the maximum which such court deems enforceable.

     8.9 Expenses. Each of Purchaser and the Sellers agree to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith. No expenses of the Sellers relating to the transactions contemplated hereby shall be paid by the Company and all such fees shall be paid by the Sellers at or prior to Closing.

     8.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8.12 Time of the Essence. Wherever time is specified for the doing or performance of any act or the payment of any funds, time shall be considered of the essence.

     8.13 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

     8.14 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

     8.15 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

     8.16 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum. The parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question.

     8.17 Participation of Parties. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof.

     8.18 Further Assurances. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Securities.

     8.19 Publicity. No public announcement or other publicity regarding this the Agreement or the transactions contemplated hereby shall be made prior to or after the date hereof without the prior written consent of the AHI and the Sellers as to form, content, timing and manner of distribution. Notwithstanding the foregoing, nothing in this Agreement shall preclude any party or its affiliates from making any public announcement or filing pursuant to any federal or state securities laws or stock exchange rules.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


ARMOR HOLDINGS, INC.                        MARY AND WILLIAM E. HATCH REVOCABLE
                                            TRUST DATED DECEMBER 22, 1998


                                            By: /s/ William Hatch
                                                --------------------------------
By: /s/ Robert. R. Schiller                      Name: William Hatch
    -------------------------------------        Title: Trustee
     Name: Robert R. Schiller
     Title: Chief Operating Officer and
            Chief Financial Officer
                                            By: /s/ Mary Hatch
                                                --------------------------------
                                                 Name: Mary Hatch
Address for Notices:                             Title: Trustee
--------------------
Armor Holdings, Inc.
1400 Marsh Landing Parkway, Suite 112
Jacksonville, FL l32250                     Address for Notices:
Attention: Robert R. Schiller               --------------------
                                            c/o William Hatch, Trustee
                                            1440 E. San Gabriel
                                            Ojai, CA 93023


SAFARI LAND LTD., INC.                      R & J HATCH SURVIVOR'S A-TRUST U/D/T
                                            DATED MAY 6, 1998


By: /s/ Stephen E. Croskrey                 By: /s/ Robert J. Hatch
    --------------------------------------      --------------------------------
     Name: Stephen E. Croskrey                  Name: Robert J. Hatch
     Title: President                           Title: Trustee


Address for Notices:                        Address for Notices:
--------------------                        --------------------
Armor Holdings, Inc.                        c/o Robert J. Hatch, Trustee
1400 Marsh Landing Parkway, Suite 112       332 Roosevelt
Jacksonville, FL 32250                      Ventura, CA 93003
Attention:   Robert R. Schiller


                [STOCK PURCHASE AGREEMENT SIGNATURE PAGE 1 OF 2]

                                            /s/ William Hatch
                                            ------------------------------------
                                            WILLIAM HATCH


                                            Address for Notices:
                                            --------------------
                                            1440 E. San Gabriel
                                            Ojai, CA 93023



                                            /s/ Robert J. Hatch
                                            ------------------------------------
                                            ROBERT J. HATCH


                                            Address for Notices:
                                            --------------------
                                            Robert J. Hatch
                                            332 Roosevelt
                                            Ventura, CA 93003


                                            /s/ Lisa Hatch-Sciuto
                                            ------------------------------------
                                            LISA HATCH-SCIUTO


                                            Address for Notices:
                                            --------------------
                                            4653 Gerona Way
                                            Santa Barbara, CA 93110


                                            /s/ David Sciuto
                                            ------------------------------------
                                            DAVID SCIUTO


                                            Address for Notices:
                                            --------------------
                                            4653 Gerona Way
                                            Santa Barbara, CA 93110




                [STOCK PURCHASE AGREEMENT SIGNATURE PAGE 2 OF 2]